UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL GAME TECHNOLOGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2013 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of International Game Technology
will be held at

The Ballroom Meeting Room
Canyon Gate Country Club
2001 Canyon Gate Drive
Las Vegas, Nevada 89117
on Tuesday, March 5, 2013 at 7:30 a.m. P.S.T.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a WHITE proxy card. Voting via the Internet, by phone or by submitting the attached WHITE proxy card will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions in the attached WHITE proxy card regarding each of these voting options.

In addition to returning the enclosed WHITE proxy by mail, for your convenience telephone and internet voting are available. Simply follow the instructions on the enclosed WHITE proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, March 5, 2013

January 23, 2013

Dear Stockholder:

International Game Technology hereby invites you, as a stockholder, to attend our annual meeting of stockholders either in person or by proxy. The meeting will be held in The Ballroom Meeting Room at Canyon Gate Country Club, 2001 Canyon Gate Drive, Las Vegas, Nevada 89117, on Tuesday, March 5, 2013, at 7:30 a.m. P.S.T., for the purpose of considering and acting upon the following matters:

1.	Electing the eight directors named in this proxy statement for the ensuing year;

2.	Amending the International Game Technology 2002 Stock Incentive Plan;

3.	An advisory vote to approve International Game Technology’s executive compensation;

4.	Ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

5.	Transacting any other business that may properly come before the meeting.

Ader Long/Short Fund LP, an affiliate of Ader Investment Management LP (collectively, the “Ader Group”), has stated its intention to propose three director nominees for election at the annual meeting. THE BOARD URGES YOU TO VOTE ONLY FOR THE BOARD’S PROPOSED NOMINEES BY USING THE ENCLOSED WHITE PROXY CARD AND NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ADER GROUP. If you have already voted using a proxy card sent to you by the Ader Group, you can revoke it by subsequently executing and delivering the WHITE proxy card or by voting in person at the annual meeting, by telephone or by Internet. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.

Any action on the items described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting is properly adjourned or postponed.

Only stockholders of record as of the close of business on January 8, 2013 are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the meeting. Stockholders present at the annual meeting or who have submitted a valid proxy over the Internet, by telephone or by mail will be deemed to be present in person to vote at the annual meeting.

If you hold your shares in street name, brokers will not have discretion to vote your shares on any of the proposals identified above. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees, the proposed amendment of the stock incentive plan, the proposal regarding the advisory vote to approve our executive compensation or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We encourage you to provide voting instructions to your brokers if you hold your shares in street name so that your voice is heard on these matters.

The board of directors recommends that you vote FOR ALL OF THE BOARD’S NOMINEES on Proposal 1 and FOR Proposals 2, 3 and 4 identified above on the WHITE proxy card.

By Order of the Board of Directors,

Paul C. Gracey, Jr.
Secretary

-i-

Page
Recommendation of IGT Board of Directors	59
PROPOSAL 3—ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	60
Recommendation of IGT Board of Directors	61
PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62
Audit Committee Report	62
Fees Paid to Independent Registered Public Accounting Firm	63
Pre-Approval Policies and Procedures	63
Recommendation of IGT Board of Directors	64
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	65
ANNUAL REPORT	65
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	65
OTHER MATTERS	66
APPENDIX A—Information Concerning Participants in the Company’s Solicitation of Proxies

APPENDIX B—Reconciliation of our non-GAAP adjusted earnings per share from continuing operations results for each of the past four fiscal years with GAAP earnings per share from continuing operations for those years

APPENDIX C—2002 Stock Incentive Plan, as amended

-ii-

INTERNATIONAL GAME TECHNOLOGY
6355 South Buffalo Drive, Las Vegas, Nevada 89113
(702) 669-7777

PROXY STATEMENT

The board of directors of International Game Technology (“IGT” or the “Company”) is soliciting your proxy for the 2013 annual meeting of stockholders to be held at 7:30 a.m. P.S.T. on Tuesday, March 5, 2013 in The Ballroom Meeting Room at Canyon Gate Country Club, 2001 Canyon Gate Drive, Las Vegas, Nevada 89117, and at any and all adjournments or postponements of the annual meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials are first being made available to our stockholders on or about January 23, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MARCH 5, 2013

Stockholders may view this proxy statement and our 2012 Annual Report to Stockholders over the Internet by accessing the “Investor Relations” page on our website at http://www.IGT.com/InvestorRelations. Information on our website, including information in other documents referred to in this proxy statement, does not constitute part of this proxy statement.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

The board of directors urges you NOT to sign any proxy card sent to you by Ader Long/Short Fund, an affiliate of Ader Investment Management LP (collectively, the “Ader Group”), which has notified the Company it intends to put forth its own slate of director nominees at the annual meeting. If you have already signed any Ader Group proxy card, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote today—by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Our fiscal year is reported on a 52/53-week period that ends on the Saturday nearest to September 30. For simplicity, this proxy statement presents all fiscal years using the calendar month end as outlined in the table below.

Fiscal Year	End		Weeks
	Actual	Presented as
2013	September 28, 2013	September 30, 2013	52
2012	September 29, 2012	September 30, 2012	52
2011	October 1, 2011	September 30, 2011	52
2010	October 2, 2010	September 30, 2010	52
2009	October 3, 2009	September 30, 2009	53

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why did you send me these proxy materials?
A:

We sent you this proxy statement and the enclosed WHITE proxy card because you owned shares of IGT common stock as of the close of business on January 8, 2013, our record date, and the board of directors is soliciting your proxy to vote at our annual meeting. This proxy statement describes in detail issues on which we would like you to vote. It also gives you information on these issues so that you can make an informed decision.

Q:	What am I being asked to vote on?
	(1)	The election of the eight directors named in this proxy statement to serve on our board of directors;
	(2)	An amendment of the IGT 2002 Stock Incentive Plan;
	(3)	An advisory vote to approve IGT’s executive compensation; and
	(4)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2013.
Q:	How does the board recommend I vote on these proposals?
A:

Our board of directors recommends that you vote your shares FOR each of the nominees for director named in this proxy statement, FOR the approval of an amendment to our 2002 Stock Incentive Plan, FOR the proposal relating to the advisory vote to approve the Company’s executive compensation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	Has the Company been notified that a stockholder intends to propose alternative director nominees at the annual meeting?
A:

Yes. The Company received a notice dated December 20, 2012 (which was subsequently updated) from the Ader Group ultimately stating its intention to propose three alternative director nominees for election at the annual meeting. The Ader Group nominees have NOT been endorsed by the board of directors. We urge stockholders NOT to use any proxy card that you may receive from the Ader Group. The Board urges you to use the WHITE proxy card and vote FOR ALL of our nominees for director.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ADER GROUP.

We are not responsible for the accuracy of any information provided by or relating to the Ader Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Ader Group or any other statements that the Ader Group may otherwise make.

Q:	Who is entitled to vote at the annual meeting?
A:

The record date for the annual meeting is January 8, 2013. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting. Both “stockholders of record” and “street name holders” are entitled to vote or direct the voting of their IGT common stock. You are a “stockholder of record” if you hold IGT common stock that is registered in your name at our transfer agent, Wells Fargo Shareowner Services. You are a “street name holder” if you hold IGT common stock indirectly through a nominee, such as a broker, bank or similar organization.

Q:	If I am a stockholder of record, how do I vote?
	A:	You may vote via the Internet. You can vote by proxy over the Internet by following the instructions provided on the WHITE proxy card.
You may vote by telephone. You can submit your vote by proxy over the telephone by following the instructions provided on the WHITE proxy card.
You may vote by mail. You can submit your vote by completing and returning the WHITE proxy card in the prepaid and addressed envelope.
You may vote in person at the meeting. All stockholders of record may vote in person at the annual meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.
Q:	If my shares are held by a broker, bank or other nominee, how do I vote?
A:

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote. In addition, if you are a street name holder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Q:	Can I revoke my proxy later?
	A:	Yes. You have the right to revoke your proxy at any time before the annual meeting. If you are a stockholder of record, you may do so by:

(1)	voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,
(2)	delivering a signed revocation or a subsequently dated, signed WHITE proxy card to the Secretary of IGT before the annual meeting, or
(3)	attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

If you have previously signed any proxy card sent to you by the Ader Group, you may change your vote by signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Please note that submitting the Ader Group proxy card—even if you vote in protest against the Ader Group nominees—will revoke any votes you previously made via the Company’s WHITE proxy card.

Q:	How many shares can vote?
A:

As of the close of business on the record date of January 8, 2013, approximately 264,519,560 shares of common stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q:	How is a quorum determined?
A:

Our Bylaws provide that a majority of the stockholders entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of the stockholders. Abstentions will be counted as present for quorum purposes.

Q:	What is the required vote to approve each proposal?
A:

Once a quorum has been established, directors are elected by a plurality of the votes cast at the election. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. The only way to support all of your board’s nominees is to vote FOR the board’s nominees on the WHITE proxy card. It will NOT help elect all of the board’s nominees if you sign and return proxies sent by the Ader Group, even if you vote AGAINST or WITHHOLD on their directors using the Ader Group proxy card. In fact, doing so will cancel any previous vote you may have cast in favor of all of the board’s nominees on the Company’s WHITE proxy card.

Our Corporate Governance Guidelines set forth our procedures if a director nominee is elected according to the above standard, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to our board of directors with respect to any such resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of the policy are set out in our Corporate Governance Guidelines, which are publicly available on our website at http://www.IGT.com/InvestorRelations and are available in print, free of charge, to any stockholder who requests it. The resignation procedures set forth in our Corporate Governance Guidelines referenced above are not applicable in a contested election, which is anticipated for this year’s annual meeting. In a contested election the individuals who receive the highest number of votes will be elected to the Company’s board of directors, as described above.

The proposed amendment of the IGT 2002 Stock Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal and the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal.

The proposal regarding the advisory vote to approve IGT’s executive compensation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal. Because your vote is advisory, it will not be binding on the board of directors or the Company. However, the board of directors will review the voting results and take them into consideration when making future decisions regarding IGT’s executive compensation.

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be ratified if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Q:	What happens if I abstain?
A:

We will count proxies marked “abstain” as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, the shares represented by these proxies will not be treated as affirmative or opposing votes.

Q:	How will my shares be voted if I do not give specific voting instructions?
	A:	If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or
•	Sign and send in your WHITE proxy card and do not indicate how you want to vote.
•

Then the proxyholders, Patti S. Hart and Paul C. Gracey, Jr. will vote your shares in the manner recommended by our board of directors as follows: FOR each of the director nominees named in this proxy statement, FOR the proposed amendment of the IGT 2002 Stock Incentive Plan, FOR the proposal relating to the advisory vote to approve the Company’s executive compensation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Under applicable New York Stock Exchange (“NYSE”) rules, if you are a street name holder and do not submit specific voting instructions to your broker, the broker does not have discretion to vote on any proposal that is subject to a counter solicitation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of any of the proposals described in this proxy statement. We strongly encourage you to vote your proxy or provide voting instructions to your broker so that your vote will be counted.

Q:	What do I do if I receive more than one proxy card?
A:

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the annual meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, if the Ader Group proceeds with its alternative nominations, you may receive proxy solicitation materials from the Ader Group, including an opposition proxy statement and a proxy card. Your board of directors unanimously recommends that you disregard and do not return any proxy card you receive from the Ader Group.

If you have already voted using the Ader Group’s proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you withhold your vote on any Ader Group nominee using the Ader Group’s proxy card, your vote will not be counted as a vote for the board’s nominees and will result in the revocation of any previous vote you may have cast on our WHITE proxy card. IF YOU WISH TO VOTE PURSUANT TO THE RECOMMENDATION OF THE BOARD, YOU SHOULD DISREGARD ANY PROXY CARD THAT YOU RECEIVE OTHER THAN THE WHITE PROXY CARD.

Q:	How will voting on any other business be conducted?
A:

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business properly comes before the annual meeting, your proxy or voting instruction gives authority to the proxyholders, Patti S. Hart and Paul C. Gracey, Jr., to vote on those matters in their discretion.

Q:	What if a quorum is not present at the meeting?
A:

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Q:	How much stock do IGT’s directors and executive officers own?
A:

As of January 8, 2013, our current directors and executive officers collectively beneficially owned 2,282,461 shares of our common stock, constituting approximately 0.86% of the outstanding shares. It is expected that these persons will vote the shares held by them for each of the director nominees named in this proxy statement, in favor of the proposed amendment of the IGT 2002 Stock Incentive Plan, for the proposal relating to the advisory vote to approve the Company’s executive compensation, and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	Who will bear the costs of this solicitation?
A:

We will pay the cost of this solicitation of proxies by mail. We have hired MacKenzie Partners, Inc. (“MacKenzie”) to assist us in soliciting proxies for a fee not to exceed $450,000 plus reasonable expenses. MacKenzie expects that approximately 60 of its employees will assist in soliciting proxies. In addition to MacKenzie, our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies. Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our regular employees, are expected to be approximately $3.0 million, of which approximately $500,000 has been spent to date. Appendix A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.

PROPOSAL 1—ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2013 annual meeting. The board of directors proposes re-election of the following nominees, all of whom are currently serving as directors, for a new term of one year and until their successors are duly elected and qualified. The persons named as proxyholders intend, if authorized, to vote the proxies FOR the election as directors of each of the eight nominees named below. If any nominee declines or is unable to serve as a director, which we do not anticipate, the proxyholders reserve full discretion to vote for any other person who may be nominated or for the balance of the nominees, leaving a vacancy, unless our board of directors chooses to reduce the number of directors serving on the board of directors. Each of the director nominees listed below has consented to be named in this proxy statement and to serve if elected.

Nominees for Election of Directors

The following table sets forth the name, age and position with the Company, and year appointed to the board, of the director nominees. Following the table are descriptions of the business experience of each nominee for at least the past five years.

Name	Age	Position with the Company	Director Since
Paget L. Alves	58	Director	2010
Janice Chaffin	58	Director	2010
Greg Creed	55	Director	2010
Patti S. Hart	56	Director (Chief Executive Officer)	2006
Robert J. Miller	67	Director	2000
David E. Roberson	58	Director	2008
Vincent L. Sadusky	47	Director	2010
Philip G. Satre	63	Director (Chairman of the board of directors)	2009

Paget L. Alves has served on our board of directors since January 2010 and is the Chair of the Capital Deployment Committee and a member of the Compensation Committee. Mr. Alves has served as Chief Sales Officer of Sprint Nextel Corporation, a wireless and wireline communications services provider (“Sprint Nextel”), since January 2012 after serving as President of the Business Markets Group since 2009. From 2003 to 2009, Mr. Alves held various positions at Sprint Nextel, including President, Sales and Distribution from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets from 2003 to 2005. Between 2000 and 2003, Mr. Alves served as President and Chief Executive Officer of PointOne Telecommunications Inc., and President and Chief Operating Officer of Centennial Communications. Mr. Alves previously served on the board of directors of GTECH Holdings Corporation, a gaming technology and services company, (2005–2006) and Herman Miller, Inc. (2008–2010). Mr. Alves earned a Bachelor of Science degree in Industrial and Labor Relations and a Juris Doctor from Cornell University. Our board of directors believes that Mr. Alves’ extensive management experience in technology companies and corporate governance experience through service on other boards, including the board of another gaming company, is very valuable to the board of directors.

Janice D. Chaffin has served on our board of directors since September 2010 and is a member of the Audit Committee. Ms. Chaffin has been Group President, Consumer Business Unit for Symantec Corporation, a provider of security, storage and systems management solutions (“Symantec”), since 2007. Prior to her current position, she served as Symantec’s Executive Vice President and Chief Marketing Officer from 2006 to 2007, and its Senior Vice President and Chief Marketing Officer from 2003 to 2006. Prior to that, Ms. Chaffin spent over twenty years at Hewlett-Packard Company, a global technology company, in significant management and marketing leadership positions. Ms. Chaffin currently serves on the board of visitors at the UCLA Anderson School of Management, the board of trustees of the Montalvo Arts Center, and is a member of the advisory council of Illuminate Ventures. Ms. Chaffin previously served on the board of directors Informatica Corporation (2001-2008), the duration of which she served on either the audit committee or the compensation committee. Ms. Chaffin graduated summa cum laude from the University of California, San Diego, where she earned a Bachelor of Arts in Political Science, and graduated as an Edward W. Carter Fellow from the University of California, Los Angeles, where she earned a Master of Business Administration. Our board of directors believes that Ms. Chaffin’s experience as an accomplished business leader and her global experience will be valuable to the board of directors in assisting with strategy setting of the Company.

Greg Creed has served on our board of directors since September 2010 and is the Chair of the Compensation Committee and a member of Nominating and Corporate Governance Committee. Mr. Creed has served as the Chief Executive Officer of Taco Bell Corporation (“Taco Bell”), a subsidiary of Yum! Brands, Inc., an operator of quick service restaurants, since February 2011, after serving as President and Chief Concept Officer from 2006 to 2011. Prior to that, he held various management positions within the organization, including Chief Operating Officer, Yum! Brands, Inc., from 2005 to 2006; Chief Marketing Officer, Taco Bell, from 2001 to 2005; and Chief Marketing Officer, YUM Restaurants International, from 1994 to 2001. Mr. Creed currently serves on the board of directors of Taco Bell Foundation and Fight 2 Win Foundation and on the board of visitors at UCLA Anderson School of Management. Mr. Creed earned a Bachelor of Business (Management) with an emphasis in Marketing from the Queensland University of Technology. Our board of directors believes that Mr. Creed’s expertise in branding and marketing will be valuable to the board of directors as the Company moves to a market-led model.

Patti S. Hart has served as Chief Executive Officer of the Company since April 2009 and has served on the Company’s board of directors since June 2006. Ms. Hart also served as President of the Company from April 2009 until July 2011. Prior to joining the Company, Ms. Hart served as the Chairman and Chief Executive Officer of each of Pinnacle Systems Inc. from 2004 to 2005, Excite@Home Inc. from 2001 to 2002, and Telocity Inc. from 1999 to 2001. Ms. Hart also held various positions at Sprint Corporation (now Sprint Nextel), including President and Chief Operating Officer, Long Distance Division, where she gained extensive leadership and management experience. Ms. Hart also has valuable corporate governance experience having served on numerous public company boards, including Yahoo! Inc. (2010-2012), LIN TV Corp. (2006-2009), Spansion Inc. (2005-2008), and Korn/Ferry International Inc. (2000-2009). She currently serves on the board of the American Gaming Association which enables her to offer valuable insights into gaming industry trends and issues. Ms. Hart earned a Bachelor of Science degree in Business Administration with an emphasis in Marketing and Economics from Illinois State University. Our board of directors believes that Ms. Hart’s significant experience as a chief executive officer at other technology companies, coupled with her global expertise from service on other public company boards, are invaluable to the board of directors in setting direction and strategy for the Company.

Robert J. Miller has served on our board of directors since January 2000 and is the Chair of the Compliance Committee and a member of the Nominating and Corporate Governance Committee. Since June 2010, Mr. Miller has served as a principal of Robert J. Miller Consulting, a consulting firm that provides assistance in establishing relationships with and building partnerships between private and government entities on the local, state, national and international level. Mr. Miller has also served as a Senior Advisor of Dutko Worldwide, a multi-disciplinary government affairs and strategy management firm, since June 2010, and he was a principal from July 2005 to June 2010. Mr. Miller was a partner at the Jones Vargas law firm from 1999 to 2005. From January 1989 until January 1999, Mr. Miller served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller has served on the board of directors of Wynn Resorts, Limited, a developer, owner and operator of destination casino resorts, since 2002. In addition, Mr. Miller serves on the advisory board of the National Center for Missing and Exploited Children. Mr. Miller previously served on the board of directors of Newmont Mining Corporation (1999-2010) and Zenith National Insurance Corporation (1999-2010). Mr. Miller earned a Political Science degree from Santa Clara University and a Juris Doctor from Loyola Law School, Los Angeles. Our board of directors believes that Mr. Miller, who has significant experience in the gaming industry, including more than 10 years of service on the board of directors, and significant experience in governmental affairs, having served multiple terms as the Governor of Nevada, brings a unique and valuable perspective to the board of directors.

David E. Roberson has served on our board of directors since December 2008 and is a member of the Audit Committee and the Compensation Committee. Mr. Roberson has been a private investor since 2011. From 2007 to 2011, Mr. Roberson served as Senior Vice President in the Enterprise Server Storage & Networking Division of Hewlett-Packard Company, a global technology company. Between 1981 and 2007, Mr. Roberson held various management positions with Hitachi Data Systems Corporation, including President and Chief Executive Officer from 2006 to 2007, President and Chief Operating Officer from 2002 to 2006 and Chief Operating Officer from 2000 to 2002. Mr. Roberson has valuable corporate governance experience, currently serving on the board of directors of Quantum Corp., TransLattice Inc. and RagingWire Enterprise Solutions Inc. Mr. Roberson previously served on the board of directors of Spansion Inc. (2005-2008). Mr. Roberson earned a Bachelor of Arts degree in Social Ecology from the University of California at Irvine and a Juris Doctor from Golden Gate University. Our board of directors believes that Mr. Roberson, who is an audit committee financial expert, brings an understanding of the operational and financial aspects of IGT’s business to the board of directors as well as considerable corporate governance experience through service on other public company boards.

Vincent L. Sadusky has served on our board of directors since July 2010 and is the Chair of the Audit Committee and a member of the Capital Deployment Committee. Mr. Sadusky has served as President and Chief Executive Officer of LIN TV Corp., a local television and digital media company, since 2006 and was Chief Financial Officer from 2004 to 2006. Prior to joining LIN TV Corp., Mr. Sadusky held several management positions, including Chief Financial Officer and Treasurer, at Telemundo Communications, Inc. from 1994 to 2004, and from 1987 to 1994, he performed attestation and consulting services with Ernst & Young, LLP. Mr. Sadusky currently serves on the boards of directors of LIN TV Corp., Open Mobile Video Coalition, to which he was elected President in 2011, and NBC Affiliates, to which he was elected Treasurer in 2012. Mr. Sadusky formerly served on the board of directors of JVB Financial Group, LLC (2001-2011) and Maximum Service Television, Inc. (2006-2011). Mr. Sadusky earned a Bachelor of Science degree in Accounting from Pennsylvania State University where he was a University Scholar and earned a Master of Business Administration from the New York Institute of Technology. Our board of directors believes that Mr. Sadusky brings significant knowledge and experience in the media industry to the board of directors and his tenure as a chief executive officer of a public company makes him a valuable advisor to the IGT management team.

Philip G. Satre has served on our board of directors since January 2009, and has served as independent Chairman since December 2009. Mr. Satre is the Chair of the Nominating and Corporate Governance Committee and a member of the Capital Deployment Committee and the Compliance Committee. Mr. Satre has been a private investor since 2005. Mr. Satre has extensive gaming industry experience having served on the board of directors of Harrah’s Entertainment, Inc. (now Caesars Entertainment Corporation), a provider of branded casino entertainment (“Harrah’s”), from 1988 to 2005 and as Chairman from 1997 to 2005. Between 1980 and 2002, Mr. Satre held various executive management positions at Harrah’s, including Chief Executive Officer, President and Chief Executive Officer of Harrah’s gaming division and Vice President, General Counsel and Secretary. Mr. Satre currently serves on the board of directors of NV Energy, Inc. (Chairman), Nordstrom, Inc., National Center for Responsible Gaming and National World War II Museum. Mr. Satre previously served on the board of directors of Rite Aid Corporation (2005-2011) and the Stanford University Board of Trustees (2005-2010). Mr. Satre holds a Bachelor of Arts degree in Psychology from Stanford University and a Juris Doctor from the University of California at Davis. Our board of directors believes that Mr. Satre’s experience as a business leader with significant experience in the gaming industry, including as Chairman and Chief Executive Officer at Harrah’s Entertainment, Inc., and his corporate governance expertise from service on other public company boards, make him uniquely qualified to serve as the independent Chairman of the board of directors.

Board of Directors and Committees of the Board

During our fiscal year ended September 30, 2012, our board of directors held 11 meetings and acted by unanimous written consent on four other occasions. Each director attended at least 75% of the meetings of the board of directors and of each committee on which he or she served as a member during the period in which he or she served. Our non-management directors met five times during fiscal 2012. We encourage our directors to attend our annual meetings of stockholders. All of our directors attended our 2012 annual meeting of stockholders.

Our Corporate Governance Guidelines require that a majority of the board of directors consist of independent directors. For a director to be independent under the listing standards of the NYSE, the board of directors must affirmatively determine that the director has no material relationship with IGT (either directly or as a partner, stockholder or officer of an organization that has a relationship with IGT). Our board of directors has made an affirmative determination that the following members of the board, constituting a majority of our directors, meet the standards for “independence” set forth in our Corporate Governance Guidelines and applicable NYSE rules: Mr. Alves, Ms. Chaffin, Mr. Creed, Mr. Miller, Mr. Roberson, Mr. Sadusky and Mr. Satre.

In determining that the directors listed above are independent, our board of directors considered the relationships described below:

•

During fiscal 2012, Mr. Alves was an executive officer of a services provider to IGT. IGT purchased less than $120,000 in services from this provider during fiscal 2012 in ordinary course commercial transactions. Mr. Alves was not involved in the establishment of, and received no special benefits from, these commercial transactions. After consideration of this matter, the board of directors affirmatively determined that this matter does not constitute a material relationship with IGT.

•

During fiscal 2012, Ms. Chaffin was an executive officer of a product and services provider to IGT. IGT directly and indirectly purchased in excess of $120,000 in products and services from this provider during fiscal 2012 in ordinary course commercial transactions. Ms. Chaffin was not involved in the establishment of, and received no special benefits from, these commercial transactions. After consideration of this matter, the board of directors affirmatively determined that this matter does not constitute a material relationship with IGT.

•

During fiscal 2012, Mr. Miller was a board member of an IGT customer. The revenues to IGT from this customer comprised less than 1% of our fiscal 2012 gross revenues. Mr. Miller was not involved in the establishment of, and received no special benefits from, these commercial transactions. After consideration of this matter, the board of directors affirmatively determined that this matter does not constitute a material relationship with IGT.

•

During fiscal 2012, Mr. Satre was a board member of a public utility. IGT purchased services from the utility during fiscal 2012 in ordinary course commercial transactions. Mr. Satre was not involved in the establishment of, and received no special benefits from, these commercial transactions. After consideration of this matter, the board of directors affirmatively determined that this matter does not constitute a material relationship with IGT.

Our Corporate Governance Guidelines include a policy whereby our board of directors will evaluate the appropriateness of the director’s continued service on our board of directors in the event that the director undergoes a change in his or her professional or personal status. In such event, the affected director shall promptly submit his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider any such tendered resignation and will make a recommendation to our board of directors on whether or not to accept the resignation of the director.

Our board of directors has four standing committees: the Audit Committee, the Capital Deployment Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A copy of the current charter of the Audit, Capital Deployment, Compensation and Nominating and Corporate Governance Committees is available under the “Corporate Governance” link on the Investor Relations page of our website at http://www.IGT.com/InvestorRelations or in print, free of charge, to any stockholder who requests it by writing to the Secretary, International Game Technology, 6355 South Buffalo Drive, Las Vegas, Nevada 89113.

The Audit Committee, a separately designated, standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assists our board of directors in overseeing the accounting and financial reporting processes of IGT and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent registered public accountants’ qualifications and independence, the performance of our internal audit function and independent registered public accountants, and such other duties as may be directed by our board of directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the “independence” requirements of the SEC and NYSE for audit committee members. The Audit Committee currently consists of Mr. Roberson (appointed March 2009 and Chair from March 2009 until July 2012), Ms. Chaffin (appointed September 2010) and Mr. Sadusky (appointed July 2010 and Chair since July 2012). Our board of directors has determined that each of the current committee members satisfies the applicable “independence” requirements for Audit Committee members and is “financially literate” under the listing standards of the NYSE. Our board of directors has determined that Mr. Roberson and Mr. Sadusky each meet the definition of an audit committee financial expert, as set forth in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee held 12 meetings and acted by unanimous written consent on one other occasion during fiscal 2012. A copy of the report of the Audit Committee is contained in this proxy statement.

The Capital Deployment Committee assists our board of directors in evaluating IGT’s deployment of capital, including with respect to (i) investments in research and development activities, (ii) capital expenditures, (iii) mergers, acquisitions, divestitures, joint ventures, and strategic investments, (iv) stockholder dividends and distributions, (v) share repurchases, and (vi) prepayment of debt, and makes recommendations to our board of directors regarding such matters. The Capital Deployment Committee Charter requires that the Capital Deployment Committee consist of three or more board members who satisfy the “independence” requirements of the NYSE. The Capital Deployment Committee currently consists of Mr. Sadusky (appointed February 2011 and Chair from February 2011 until July 2012), Mr. Alves (appointed February 2011 and Chair since July 2012) and Mr. Satre (appointed February 2011). Our board of directors has determined that each of the current committee members satisfies the applicable “independence” requirements for Capital Deployment Committee members. Our Capital Deployment Committee held five meetings during fiscal 2012.

The Compensation Committee discharges the responsibilities of our board of directors relating to compensation of IGT’s executives, and operates pursuant to the Compensation Committee Charter. The Compensation Committee Charter requires that the Compensation Committee consist of three or more board members who satisfy the “independence” requirements of the NYSE. The Compensation Committee Charter also requires that Committee members qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee currently consists of Mr. Alves (appointed January 2010 and Chair from July 2010 until July 2012), Mr. Creed (appointed September 2010 and Chair since July 2012) and Mr. Roberson (appointed in July 2012). In addition, Mr. Miller served on the Compensation Committee from February 2011 until July 2012. Our board of directors has determined that each of the current committee members satisfies (and, with respect to Mr. Miller, satisfied during the period of his service on the Committee) the applicable “independence” requirements for Compensation Committee members and also qualifies as a “non-employee director” and “outside director” as described above. The Compensation Committee held nine meetings and acted by unanimous written consent on two other occasions during fiscal 2012.

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•

reviewing and approving goals relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level based on this evaluation;

•

approving compensation levels for our other executive officers and senior management, including participation in our incentive, equity, severance and other compensation plans and arrangements, as the Compensation Committee deems appropriate; and

•	making recommendations to our board of directors with respect to our non-CEO compensation, incentive-compensation and equity-based plans.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee has delegated to the Stock Award Committee the authority to make equity award grants to certain employees in connection with their being newly hired or promoted by IGT or one of our subsidiaries, and the authority to accelerate the vesting of certain outstanding equity awards previously granted to certain employees solely in connection with severance arrangements. Ms. Hart is currently the sole member of the Stock Award Committee. The Stock Award Committee may not make any grants to executive officers or directors of IGT and may not accelerate the vesting of equity awards of executive officers or directors of IGT. Other than the authority delegated to the Stock Award Committee, the Compensation Committee has no current intention to delegate any of its authority to any other committee or subcommittee. Our executive officers, including the Named Executive Officers (as identified below), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our CEO does make recommendations for review by the Compensation Committee with respect to compensation paid to our other executive officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. During the first six months of fiscal 2012, the Compensation Committee retained the firm of Compensia, Inc. (“Compensia”) as independent compensation consultants to review and recommend changes to our executive (including the Named Executive Officers) compensation program for fiscal 2012. Subsequent to the 2012 Annual Meeting of Stockholders on March 5, 2012 (the “2012 Meeting”), the Compensation Committee changed compensation consultants and engaged the services of Frederic W. Cook & Co., Inc. (“F.W. Cook”), a national executive compensation consulting firm, to provide a review of and make new recommendations concerning the Company’s executive compensation program.

F.W. Cook advised the Compensation Committee with respect to current information and independent advice regarding trends in executive compensation, legal and regulatory developments, and modifications to pay programs (e.g., proportion of long-term incentive performance vs. time-based awards, performance metrics for long-term incentive programs). F. W. Cook also assisted with the modification of our Executive Officer Equity Holding Guidelines to double the currently required CEO holdings, the adoption of an Executive Compensation Recoupment Policy (a “clawback policy”), and revisions to the peer group used by the Compensation Committee in making executive compensation decisions for fiscal 2013 that target total compensation at the 50th percentile.

Fiscal 2012 executive compensation program decisions, including the Named Executive Officers, were made solely by the Compensation Committee based on recommendations from our independent compensation consultant and analysis of market data. As part of this process, the Compensation Committee also reviewed the recommendations of the CEO regarding compensation for the other Named Executive Officers, and consulted with the Chairman of the Board regarding the performance of and compensation for the CEO.

During fiscal 2012, F.W. Cook has performed services, and Compensia provided services, solely on behalf of the Compensation Committee, and neither had any relationship with the Company or management except as it may relate to performing such services. Furthermore, the Compensation Committee concluded that no conflict of interest exists that would prevent the F.W. Cook from independently representing the Compensation Committee.

The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates to be presented to our board of directors for nomination as directors, ensuring that our board of directors and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The Nominating and Corporate Governance Committee also reviews and makes recommendations to our board of directors regarding the compensation of members of our board of directors and board committees. The Nominating and Corporate Governance Charter requires that the Nominating and Corporate Governance Committee consist of three or more board members who satisfy the “independence” requirements of the NYSE. The Nominating and Corporate Governance Committee currently consists of Mr. Satre (appointed March 2009 and Chair since December 2009), Mr. Creed (appointed September 2010) and Mr. Miller (appointed July 2012). In addition, Mr. Roberson served on the Nominating and Corporate Governance Committee from February 2011 until July 2012. Our board of directors has determined that each of the current committee members satisfies (and, with respect to Mr. Roberson, satisfied during the period of his service on the committee) the applicable “independence” requirements for Nominating and Corporate Governance Committee members. Our Nominating and Corporate Governance Committee held five meetings during fiscal 2012.

Stockholders wishing to nominate persons for membership on our board of directors must follow the procedures set forth in Section 3.2 of our Bylaws that are described below in this proxy statement under the heading “Stockholder Proposals for the 2014 Annual Meeting—Proposals to be Addressed at Meeting.” The Nominating and Corporate Governance Committee will also consider a stockholder recommendation for a candidate for membership on our board of directors. Notice of stockholder recommendations for director to be considered by the Nominating and Corporate Governance Committee must be delivered not less than 120 days prior to any meeting at which directors are to be elected, such as our annual meeting of stockholders. Recommendations must include the full name of the proposed candidate, a brief description of the proposed candidate’s business experience for at least the previous five years, and a representation that the recommending stockholder is a beneficial or record owner of IGT common stock. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. Recommendations should be delivered to the Nominating and Corporate Governance Committee at the following address:

International Game Technology
c/o Secretary
6355 South Buffalo Drive
Las Vegas, Nevada 89113

The Nominating and Corporate Governance Committee does not have a specific set of minimum criteria for membership on the board of directors. However, in considering possible candidates for election as a director, including candidates recommended by our stockholders, the Nominating and Corporate Governance Committee is guided by the principles that each director should:

•	be an individual of high character and integrity,

•	be accomplished in his or her respective field, with superior credentials and recognition,

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management,

•	have sufficient time available to devote to the affairs of IGT,

•	represent the long term interests of our stockholders as a whole, and

•	be selected such that the board of directors represents a diversity of background and experience.

The Nominating and Corporate Governance Committee does not have a specific diversity policy. However, as stated in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is guided by the principle that each director should be selected such that the board of directors represents a diversity of background and experience. Qualified candidates for membership on the board of directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a person has been recommended by stockholders), as well as the overall composition of the board of directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders.

Corporate Governance Matters

Leadership Structure, Lead Independent Director, and Role in Risk Oversight.

In accordance with our Bylaws, our board of directors elects our Chairman and our CEO and each of these positions may be held by the same person or may be held by different people. Our Corporate Governance Guidelines provide that if the Chairman of the board of directors is not an independent director, the non-management directors shall select one of the independent, non-management directors serving on the board of directors as the Lead Independent Director. The Lead Independent Director shall be responsible for coordinating the activities of the other non-management directors and shall have such other responsibilities as are specified by the board of directors or the non-management directors from time to time, including those described below. If the Chairman of the board of directors is an independent director, the responsibilities of the Lead Independent Director will be assumed by the Chairman of the board of directors.

Historically, the position of Chairman was held by either our then serving Chief Executive Officer or a former Chief Executive Officer. However, since December 2009, the roles have been separated and an independent member of our board has served as Chairman. Mr. Satre was appointed as Chairman of the Board in December 2009, an office he continues to hold.

Our board of directors believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our board of directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the Chairman of the board of directors to facilitate our board of directors’ independent oversight of management, promote communication between management and our board of directors, and support our board of directors’ consideration of key governance matters. The board of directors believes that its programs for overseeing risk, as described under “—Risk Oversight” below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure.

Risk Oversight

The board of directors’ involvement in risk oversight involves the Audit Committee, the Compliance Committee and the full board of directors. The Audit Committee is responsible for legal and financial risk oversight and the Compliance Committee, currently comprised of two board members together with two IGT executives, has primary responsibility for oversight of regulatory compliance risk. The Audit Committee and the Compliance Committee meet regularly with various personnel handling day-to-day compliance activities, including personnel from our internal audit, legal and regulatory compliance departments. The Compliance Committee reviews significant regulatory compliance risk areas and the steps management has taken to monitor, control and report such compliance risk exposures. The Compliance Committee meets on a regular basis and reports directly to the board of directors on its findings. The Audit Committee receives materials on enterprise risk management on a quarterly basis. These materials include identification of top enterprise risks for the Company, the alignment of management’s accountability and reporting for these risks, and mapping of board of directors’ and Audit Committee’s oversight responsibilities for key risks. In addition, the Audit Committee and the full board of directors periodically receive materials to address the identification and status of major risks to the Company. The Audit Committee discusses significant risk areas and the actions management has taken to monitor, control, and report such exposures. The Audit Committee also reviews with the Company’s general counsel any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and material reports or inquiries received from governmental agencies. At each quarterly meeting of the full board of directors, the Chair of the Audit Committee reports on the activities of the Audit Committee, including risks identified and risk oversight.

Risk Considerations in Our Compensation Program

Our management conducted a review of the Company’s material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee, with the assistance of an independent compensation consultant, concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Communication with Directors

Stockholders and other interested parties can contact our board or any of our directors by writing to them at the same address provided above for delivery of director nominations. Such communications can, if desired, be addressed to the independent Chairman of the board of directors in his capacity as the presiding director of executive sessions of the non-management directors (as discussed below), or to the non-management directors as a group. Employees and others who wish to contact the board of directors or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so by using this address, or may call IGT’s Integrity Action Line at (800) 852-6577. Employees and agents may call the Integrity Action Line anonymously. All calls to the Integrity Action Line are confidential.

Codes of Conduct, Ethics and Corporate Governance Guidelines

We have adopted the International Game Technology Code of Ethics for Principal Executive and Senior Financial Officers (“finance code of ethics”), a code of ethics that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Corporate Controller or any persons performing similar functions; the International Game Technology Code of Conduct (“the code of conduct”), which applies to all of our employees and our agents, our officers and our directors; and the International Game Technology Conflict of Interest Guidelines (“the director code”), which applies to all of our directors. The finance code of ethics, the code of conduct and the director code are publicly available under the “Corporate Governance” link on the Investor Relations page of our website at http://www.IGT.com/InvestorRelations and are available in print, free of charge, to any stockholder who requests them by writing to our Secretary at our principal executive offices. If we make any substantive amendment to the finance code of ethics, the code of conduct or the director code, or grant any waiver, including any implicit waiver, from a provision of these codes to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Corporate Controller, executive officers or directors, we intend to publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above or by filing a current report on Form 8-K.

In addition, we have adopted the International Game Technology Corporate Governance Guidelines, which cover such matters as size and independence of our board of directors, board committees and management succession planning. The Corporate Governance Guidelines are publicly available under the “Corporate Governance” link on the Investor Relations page of our website at http://www.IGT.com/InvestorRelations and are available in print, free of charge, to any stockholder who requests a copy by writing to our Secretary at our principal executive offices. Under the Corporate Governance Guidelines, our non-management directors meet without management in regular executive sessions at each meeting of our board of directors. Executive sessions of our non-management directors are chaired by Mr. Satre.

Board of Directors Stock Ownership Guidelines

We have stock ownership guidelines that apply to all members of our board of directors who are not also our employees (referred to herein as “Non-Employee Directors”). The purpose of the guidelines is to further align the interests of the Non-Employee Directors with the interests of our stockholders. Under the guidelines, a Non-Employee Director should acquire and maintain, as long as he or she remains on the board of directors following the applicable time set forth below, shares of IGT common stock with a fair market value equal to at least three times the base annual retainer amount then in effect for a Non-Employee Director. For purposes of these guidelines, shares beneficially owned by a Non-Employee Director will be taken into account, including shares owned by the director outright, shares held in trust for the benefit of the director or his or her family members, and vested restricted stock units the payment of which has been deferred. A Non-Employee Director is expected to satisfy these guidelines by the later of (i) four years after the date he or she first becomes a board member, or (ii) October 2, 2015.

Executive Officer Equity Holding Guidelines

In addition, we have stock ownership guidelines which apply to (i) the Chief Executive Officer, (ii) any officer who is designated by the board of directors as an “officer” for purposes of Section 16 of the Exchange Act, as amended (a “Section 16 Officer”), and (iii) any officer other than a Section 16 Officer who reports directly to the Chief Executive Officer (each of the officers described in (i), (ii) and (iii), a “Covered Officer”). Under the current guidelines, a Covered Officer should acquire and maintain, as long as he or she remains a Covered Officer following the applicable time set forth below, shares of IGT common stock with a fair market value equal to at least the applicable target level (expressed as a multiple of the Covered Officer’s base salary as in effect from time to time) determined as follows:

Position	Ownership Target as a Multiple of Base Salary
Chief Executive Officer	6.0x
Section 16 Officer	2.0x
Other direct reports to Chief Executive Officer at Vice President Level and above	1.0x

For purposes of the guidelines, the following sources of IGT common stock ownership are taken into account: (i) vested shares beneficially owned by a Covered Officer (regardless of whether the Covered Officer acquired the shares on the market, through an IGT equity award plan, or otherwise) and (ii) fifty percent (50%) of the intrinsic value of vested and unexercised Company stock options held by the Covered Officer.

We amended our executive officer stock ownership guidelines effective as of September 30, 2012 to increase the stock ownership requirement that applies to our Chief Executive Officer, such that our Chief Executive Officer is required to hold shares of our common stock equal to six times the amount of such individuals base salary. The CEO’s stock ownership exceeded this increased guideline level as of January 1, 2013. Other Covered Officers have four years to satisfy the ownership guidelines, measured from the later of September 30, 2012 or the date the individual first became a Covered Officer. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Objections and Process—Stock Ownership Guidelines” for more information regarding our executive stock ownership guidelines.

Director Compensation—Fiscal 2012

The following table presents information regarding the compensation paid for fiscal 2012 to Non-Employee Directors. The compensation paid to Ms. Hart is presented in the Executive Compensation disclosures beginning on page 24. Ms. Hart is not entitled to receive additional compensation for services as a director while employed by IGT.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Paget L. Alves	177,500	147,632	—	—	325,132
Janice Chaffin	150,000	147,632	—	—	297,632
Greg Creed(4)	—	305,118	—	—	305,118
Robert J. Miller	170,000	147,632	—	—	317,632
David E. Roberson	180,000	147,632	—	—	327,632
Vincent L. Sadusky(5)	98,125	224,473	—	—	322,598
Philip G. Satre(6)	150,000	246,843	—	—	396,843

(1)

The amounts reported in column (c) of the table above reflect the aggregate grant date fair value of the stock awards we granted to our Non-Employee Directors during fiscal 2012, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation disregarding any estimate of forfeitures related to service-based vesting conditions. We did not grant any option awards to our Non-Employee Directors during fiscal 2012. No stock awards or option awards granted to our Non-Employee Directors were forfeited during fiscal 2012. For a discussion of the assumptions and methodologies used to value the awards reported in column (c) of the table above, please see the discussion of stock awards and option awards in our Annual Report on Form 10-K for fiscal 2012 under Note 1—Summary of Significant Accounting Policies—Share-based Compensation.

(2)

The following table presents the number of shares of our common stock subject to outstanding option awards and the number of shares of our common stock subject to stock awards held by each of our Non-Employee Directors as of the last day of fiscal 2012.

Name	Number of Shares Subject to Outstanding Options	Number of Shares Subject to Stock Awards
Paget L. Alves	42,000	11,496
Janice Chaffin	31,000	11,496
Greg Creed	31,000	21,441
Robert J. Miller	164,000	9,829
David E. Roberson	33,000	9,829
Vincent L. Sadusky	31,000	16,244
Philip G. Satre	68,000	16,747

(3)

At the 2012 Meeting, each re-elected Non-Employee Director (other than Mr. Satre) was granted an award of 9,829 restricted stock units (“RSUs”). Each of these RSU awards had an aggregate grant-date fair value of $147,632. On that same date, Mr. Satre was granted an award of 13,106 RSUs with an aggregate grant-date fair value of $196,852. Grant-date fair value is determined under applicable accounting rules based on the assumptions referred to in footnote (1) above.

(4)

Mr. Creed elected to receive payment of his annual cash retainers in the form of deferred stock units pursuant to the terms of the Director Compensation Policy described below. Accordingly, Mr. Creed was granted RSU awards with respect to 2,731, 2,150, 2,185 and 2,879 RSUs on October 3, 2011, January 3, 2012, April 2, 2012 and July 2, 2012, respectively, with aggregate grant-date fair values of $37,497, $37,496, $37,495 and $44,999, respectively. Grant-date fair value is determined under applicable accounting rules based on the assumptions referred to in footnote (1) above. The full amount of annual cash retainers for Mr. Creed (after giving effect to his deferred stock unit election) are reported in column (b) of the table above.

(5)

Mr. Sadusky elected to receive payment of a portion of his annual cash retainers in the form of deferred stock units pursuant to the terms of the Director Compensation Policy described below. Accordingly, Mr. Sadusky was granted RSU awards with respect to 773, 1,218, 1,238 and 1,519 RSUs on October 3, 2011, January 3, 2012, April 2, 2012 and July 2, 2012, respectively, with aggregate grant-date fair values of $10,613, $21,242, $21,244 and $23,742, respectively. Grant-date fair value is determined under applicable accounting rules based on the assumptions referred to in footnote (1) above. The full amount of annual cash retainers for Mr. Sadusky (after giving effect to his deferred stock unit election) are reported in column (b) of the table above.

(6)

Mr. Satre elected to receive payment of a portion of his annual cash retainers in the form of deferred stock units pursuant to the terms of the Director Compensation Policy described below. Accordingly, Mr. Satre was granted an RSU award with respect to 3,641 RSUs on October 3, 2011 with an aggregate grant-date fair value of $49,991. Grant-date fair value is determined under applicable accounting rules based on the assumptions referred to in footnote (1) above. The full amount of annual cash retainers for Mr. Satre (after giving effect to his deferred stock unit election) are reported in column (b) of the table above.

Non-Employee Director Compensation

Effective October 2, 2011, we adopted our current Directors’ Compensation Policy (the “Director Compensation Policy”). The following describes our compensation structure for our Non-Employee Directors under the Director Compensation Policy.

Annual Retainers. Each Non-Employee Director receives an annual cash retainer of $150,000. A Non-Employee Director who serves as Chairman of the board of directors receives an additional annual cash retainer of $50,000. A Non-Employee Director who serves as Chair of the Audit Committee receives an additional cash retainer of $40,000, a Non-Employee Director who serves as Chair of the Compensation Committee receives an annual cash retainer of $30,000, and a Non-Employee Director who serves as Chair of the Nominating and Corporate Governance Committee, the Compliance Committee or the Capital Deployment Committee receives an annual cash retainer of $20,000, except that the Non-Employee Chairman of the board of directors may not also receive a retainer for serving as Chair of a board committee. Members of these committees no longer receive an additional annual retainer. Cash retainers are paid on a quarterly basis.

Equity Awards. Upon first being elected or appointed other than on the date of an annual meeting of the Company’s stockholders at which the Company grants annual equity awards to its Non-Employee Directors, the Non-Employee Director is automatically granted an award of time-based restricted stock units determined by dividing (1) a pro-rata portion of the Annual Equity Award value of $150,000 by (2) the closing price as of that date (rounded down to the nearest whole unit). The pro-rata portion of the Annual Equity Award value for purposes of the applicable initial equity award will equal the Annual Equity Award value multiplied by a fraction (not greater than one), the numerator of which is 365 minus the number of calendar days that as of the particular grant date had elapsed since the Company’s last annual meeting of stockholders at which annual equity awards were granted by the Company to Non-Employee Directors, and the denominator of which is 365. These awards are scheduled to vest upon the first to occur of (1) the first anniversary of the date of grant of the award and (b) the day before the annual meeting of the Company’s stockholders that occurs in the fiscal year after the fiscal year in which the date of grant occurs. For a Non-Employee Director who first becomes Chairman of the board of directors other than on the date of an annual meeting of the Company’s stockholders at which the Company grants annual equity awards to its Non-Employee Directors, the Non-Employee Director is automatically granted an award of restricted stock units determined by dividing (1) a pro-rata portion of the Additional Annual Equity for Chair value of $50,000 by (2) the closing price as of that date (rounded down to the nearest whole unit).

In addition, each Non-Employee Director who continues in office following each annual meeting of our stockholders is automatically granted an award of time-based restricted stock units determined by dividing (1) the Annual Equity Award grant value of $150,000 by (2) the closing price as of the date of grant (rounded down to the nearest whole unit). In addition, a Non-Employee Director who continues to serve as Chairman of the board of directors after that date is automatically granted an award of time-based restricted stock units determined by dividing the (1) the Additional Annual Equity for Chair value of $50,000 by (2) the closing price as of that date (rounded down to the nearest whole unit). These awards are scheduled to vest upon the first to occur of (1) the first anniversary of the date of grant of the award and (b) the day before the annual meeting of the Company’s stockholders that occurs in the fiscal year after the fiscal year in which the date of grant occurs.

The restricted stock unit awards described above will generally be paid in shares of IGT common stock upon vesting. However, a Non-Employee Director may elect in advance to defer payment of all or a portion of the vested restricted stock units until such director’s service on the board terminates.

Non-Employee Director stock awards are granted under, and are subject to the terms and conditions of, our 2002 Stock Incentive Plan, as amended to date (the “SIP”). The board of directors administers the plan as to Non-Employee Director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits. Under the SIP, awards granted to Non-Employee Directors that are outstanding at the time of a change in control event (as such term is defined in the plan) will automatically become vested upon the change in control event.

Election to Receive Equity Awards in Lieu of Cash Retainers. A Non-Employee Director may elect in advance to receive all or any portion of the director’s annual cash retainers (the “Deferred Retainer Fees”) in the form of deferred stock units. A director who elects to receive such deferred stock units in lieu of cash will be granted, on the first trading day of the calendar quarter for which the applicable Deferred Retainer Fees would have otherwise been paid, a number of deferred stock units equal to (1) the dollar amount of the Deferred Retainer Fees for that quarter by (2) the closing price as of that date (rounded down to the nearest whole unit). Such deferred stock units will be fully vested as of the date of grant and be paid in shares of IGT common stock when the director’s service on the board terminates.

Reimbursement of Expenses. We reimburse our Non-Employee Directors for travel expenses incurred in connection with their duties as directors of IGT, director education, and fees incurred for the preparation of financial statements required by IGT from directors in order for IGT to secure certain gaming licenses.

Recommendation of IGT Board of Directors

A plurality of favorable votes cast is required for election of a nominee to the board of directors. Under our Corporate Governance Guidelines, in an uncontested election, if a director nominee is elected according to the above standard, but receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to our board of directors with respect to any such resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Corporate Governance Guidelines, which are publicly available under the “Corporate Governance” link on the Investor Relations page of our website at http://www.IGT.com/InvestorRelations and are available in print, free of charge, to any stockholder who requests a copy by writing to our Secretary at our principal executive offices. The resignation procedures set forth in our Corporate Governance Guidelines referenced above are not applicable in a contested election, which is anticipated for this year’s annual meeting. In a contested election the individuals who receive the highest number of votes will be elected to the Company’s board of directors, as described in the “Questions and Answers About the Meeting—What is the required vote to approve each proposal?” on page 4.

Our board of directors recommends a vote FOR the election of each of the above nominees as a director on the WHITE proxy card.

OTHER INFORMATION

Executive Officers

The following table sets forth the name, age, and title or titles of our current executive officers. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
Patti S. Hart	56	Chief Executive Officer and Director
Eric A. Berg	50	Chief Operations Officer
Paul C. Gracey, Jr.	53	General Counsel and Secretary
Robert C. Melendres	48	Executive Vice President Emerging Businesses
Eric P. Tom	55	Executive Vice President Global Sales
John M. Vandemore	39	Chief Financial Officer and Treasurer

For a description of Ms. Hart’s background, see “Election of Directors.”

Eric A. Berg has served as Chief Operations Officer of the Company since June 2012. From July 2011 to June 2012, Mr. Berg served as President of the Company. Prior to joining the Company, from 2007 to 2010, Mr. Berg served as Chief Executive Officer of SunGard Availability Services, a business unit of SunGard Data Systems, a software and technology services company. Prior to 2007, Mr. Berg held various positions at NCR Corporation, Goodyear Tire & Rubber Company, Frito-Lay, McKinsey & Company and IBM. Mr. Berg earned a Bachelor of Science degree in Industrial Engineering from the University of Illinois and a Master of Business Administration from Harvard University.

Paul C. Gracey, Jr. has served as General Counsel and Secretary of the Company since September 2012. Prior to joining the Company, from 2002 to 2011, Mr. Gracey held various positions at Nicor Inc., an energy and shipping company, including Senior Vice President, General Counsel and Secretary (2006-2011) and Vice President, General Counsel and Secretary (2002-2006). Prior to 2002, Mr. Gracey held general counsel positions at Midwest Generation (a subsidiary of Edison Mission Energy) and Edison Mission Energy Limited. Mr. Gracey earned a Bachelor of Business Administration degree from the University of Michigan and a Juris Doctor from the University of California, Hastings College of the Law.

Robert C. Melendres has served as Executive Vice President Emerging Businesses of the Company since January 2012. From 2009 to 2012, Mr. Melendres held various positions at the Company, including, Chief Legal Officer (2009-2012), Corporate Secretary (2009-2012), and Chief of Staff (2009). Prior to joining the Company, from 2005 to 2009, Mr. Melendres held various positions at Spansion Inc., a provider of flash memory technology, including Executive Vice President of Corporate Development, Chief Legal Officer, General Counsel, and Corporate Secretary. Prior to 2005, Mr. Melendres served in various positions at Advanced Micro Devices, Inc., WebGain Inc., and International Business Machines Corporation. Mr. Melendres currently serves as General Counsel of the International Association of Gaming Advisors and is a member of the Gaming Law Advisory Council for the William S. Boyd School of Law at the University of Nevada, Las Vegas. Mr. Melendres earned a Bachelor of Arts degree in Economics from the University of California Los Angeles and a Juris Doctor from Harvard Law School.

Eric P. Tom has served as Executive Vice President Global Sales of the Company since June 2012. From July 2009 to June 2012, Mr. Tom held various positions at the Company, including Executive Vice President North America Sales and Global Marketing (2009- 2010), Chief Operating Officer (2010-2011) and Executive Vice President North America Sales and Global Services (2011-2012). Prior to joining the Company, from 2007 to 2009, Mr. Tom was Vice President, Corporate & Business Development and Strategic Alliances of Force10 Networks, a global technology company. Prior to 2007, Mr. Tom held various positions at Broadband Interactive TV, Qwest Communications, and Sprint Nextel Corporation. Mr. Tom earned a Bachelor of Business Administration from the University of Hawaii and a Master of Business Administration from the University of California Berkeley with an emphasis in corporate finance.

John M. Vandemore has served as Chief Financial Officer and Treasurer of the Company since February 2012. Prior to joining the Company, from 2007 to 2012, Mr. Vandemore served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, a global entertainment company. From 2005 to 2007, Mr. Vandemore served as Vice President and Director, Operations Planning & Analysis of The Walt Disney Company. Prior to 2005, Mr. Vandemore held various positions at AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Mr. Vandemore earned a Bachelor of Business Administration with a major in Accountancy from the University of Notre Dame and a Master of Business Administration from the J.J. Kellogg Graduate School of Management at Northwestern University.

Equity Security Ownership of Management and Other Beneficial Owners

The following table sets forth information as of January 1, 2013 (except where another date is indicated) with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of the common stock, each of our directors, our executive officers named in the “Summary Compensation Table,” and all of our executive officers and directors as a group. We have no other class of equity securities outstanding. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Percent of Class(3)
BlackRock, Inc.(4)	19,246,598	7.28%
T. Rowe Price Associates, Inc.(5)	17,246,689	6.52%
The Vanguard Group, Inc.(6)	15,596,743	5.90%
Paget L. Alves	52,531	*
Eric A. Berg	47,692	*
Patrick W. Cavanaugh	37,333	*
Janice Chaffin	30,416	*
Greg Creed	51,984	*
Paul C. Gracey, Jr.	0	*
Patti S. Hart	1,288,301	*
Robert C. Melendres	108,186	*
Robert J. Miller	175,000	*
David E. Roberson	51,250	*
Vincent L. Sadusky	38,659	*
Philip G. Satre(7)	135,141	*
Eric P. Tom	195,671	*
John Vandemore	10,548	*
All executive officers and directors as a group	2,222,712	*
(14 persons)

*	Less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise set forth in the following table, the address of each beneficial owner is 6355 South Buffalo Drive, Las Vegas, Nevada 89113.

(2)

Includes shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days after, January 1, 2013 as follows: Mr. Alves (42,000), Mr. Berg (28,050), Ms. Chaffin (24,333), Mr. Creed (24,333), Ms. Hart (789,243), Mr. Melendres (82,195), Mr. Miller (164,000), Mr. Roberson (33,000), Mr. Sadusky (24,333), Mr. Satre (37,000) and Mr. Tom (160,658). Includes restricted stock units scheduled to vest within 60 days of January 1, 2013 as follows: Mr. Alves (1,667) and Mr. Vandemore (10,548).

(3)

Any securities not outstanding which are subject to options or conversion privileges exercisable within 60 days of January 1, 2013 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(4)

Based upon beneficial ownership information contained in a Schedule 13G/A No. 2 filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 13, 2012 on behalf of BlackRock and its subsidiaries, BlackRock may be deemed to be the beneficial owner of 19,246,598 shares with sole power to vote and sole power to dispose of all 19,246,598 shares as a result of being a parent holding company or control person. This information is as of December 30, 2011. The business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)

Based upon beneficial ownership information contained in a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 10, 2012, in its capacity as an investment advisor, T. Rowe Price may be deemed to be the beneficial owner of 17,246,689 shares with sole power to vote 4,545,993 and sole power to dispose of all 17,246,689 shares. This information is as of December 31, 2011. The business address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)

Based upon beneficial ownership information contained in a Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 8, 2012, in its capacity as an investment advisor of several trusts, Vanguard may be deemed to be the beneficial owner of 15,596,743 shares with sole power to dispose of 15,180,105 shares and sole power to vote 416,638 shares and shared dispositive power of 416,638 shares due to Vanguard serving as investment manager of collective trusts of the Vanguard Fiduciary Trust Company. This information is as of December 31, 2011. The business address of Vanguard is 100 Vanguard Blvd. Malvern, Pennsylvania 19355.

(7)	Mr. Satre has shared voting power and shared investment power with respect to 94,500 shares, which shares are held by the Philip G. Satre and Jennifer A. Satre Family Revocable Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and regulations of the SEC require our executive officers, directors, and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and NYSE. SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a). Based solely upon a review of the copies of the reports received by us and written representations that no other reports were required, we believe that during fiscal 2012 all filing requirements applicable to executive officers and directors were complied with in a timely manner.

Policies and Procedures for Approval of Related Person Transactions

Our board of directors has adopted a written Related Person Transactions Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) IGT was, is or will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person has or will have a material direct or indirect interest. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of the last fiscal year was, one of our directors or executive officers or a nominee to become a director, (b) any person who is known to be the beneficial owner of more than 5% of IGT’s common stock, (c) any immediate family member of any of the foregoing persons, or (d) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner of the Company’s common stock.

Prior to November 2011, all related person transactions were reviewed by the Company’s Compensation Committee. Since November 2011, the Company’s Nominating and Corporate Governance Committee has been responsible for reviewing related person transactions. After a related person transaction has been identified, the Nominating and Corporate Governance Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee is to consider all relevant facts and circumstances of the related person transaction available to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee must approve only those related person transactions that are in, or not inconsistent with, IGT’s best interests and the best interests of IGT’s stockholders, as the Nominating and Corporate Governance Committee determines in good faith. No member of the

Nominating and Corporate Governance Committee will participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.

Related Person Transactions

During fiscal 2012, no related person transactions requiring disclosure in this proxy statement were identified or submitted to the Compensation Committee or the Nominating and Corporate Governance Committee for approval.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)

The Compensation Committee has general authority for all compensation decisions for the executive officers of the Company. This CD&A discusses and analyzes compensation decisions for the named executive officers (“NEOs”) identified in the following table. Additional information regarding the compensation of the NEOs is found in the Executive Compensation tables below.

Name	Position
Patti S. Hart	Chief Executive Officer
John M. Vandemore(1)	Chief Financial Officer & Treasurer
Eric A. Berg(2)	Chief Operations Officer
Eric P. Tom(3)	Executive Vice President Global Sales
Robert C. Melendres(4)	Executive Vice President Emerging Businesses
Patrick W. Cavanaugh(5)	Former Executive Vice President, Chief Financial Officer & Treasurer

(1)	Appointed Chief Financial Officer & Treasurer effective February 13, 2012.

(2)	Appointed Chief Operations Officer effective June 4, 2012. Prior to that date, he served as President.

(3)	Appointed Executive Vice President Global Sales effective June 4, 2012. Prior to that date, he served as Executive Vice President North America Sales and Global Services.

(4)

Appointed Executive Vice President Emerging Businesses effective January 1, 2012. During fiscal 2012, Mr. Melendres also served as Chief Legal Officer through May 1, 2012 and as Corporate Secretary until September 24, 2012.

(5)	Departed the Company February 10, 2012.

Executive Summary

In fiscal 2012, the Company achieved several noteworthy accomplishments. Total revenues grew 10% over fiscal 2011 and adjusted earnings per share from continuing operations grew 12% over fiscal 2011. Fiscal 2012 was the third consecutive year of double digit growth in adjusted earnings per share from continuing operations. (Adjusted earnings per share from continuing operations is a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a reconciliation of our non-GAAP adjusted earnings per share from continuing operations results for each of the past four fiscal years with GAAP earnings per share from continuing operations for those years.) In our North America product sales business, average machine price, ship share and gross margins all increased simultaneously in fiscal 2012. Our interactive revenues increased nearly 300% over fiscal 2011 primarily as a result of the successful acquisition, integration, and growth of Double Down Interactive LLC. In addition, the Company returned over $545 million to stockholders in fiscal 2012 in the form of dividends and share repurchases.

As described in more detail below, changes made in our executive compensation program early in fiscal 2012 included the following:

•	performance-based RSUs were included as an element of our fiscal 2012 equity award mix and stock options were eliminated;

•	the targeted values of the equity awards granted to our NEOs were reduced from fiscal 2011 levels;

•

the threshold level of adjusted operating income (before incentives) that had to be achieved in order for a bonus to be payable under our bonus plan was increased from 70% of the targeted level to 80% of the targeted level, and certain other elements of the bonus plan payout formula were modified; and

•	we adopted Executive Officer Equity Holding Guidelines.

The Compensation Committee also conducted a mid-fiscal 2012 review of the executive compensation program to take into account the say-on-pay voting results at the 2012 Meeting, subsequent meetings with the independent consultants of the Compensation Committee, and discussions with certain major institutional stockholders. This review has led to other significant changes, described below, in our executive compensation program, which we believe address the concerns that led to the say-on-pay voting results at the 2012 Meeting. However, because our compensation program for fiscal 2012 had already been put in place before the 2012 Meeting, a number of the changes we made after the 2012 Meeting could not be implemented until fiscal 2013. Specifically, changes made by the Compensation Committee as a result of its mid-year review include:

•	increasing the performance element of our long-term incentive awards to a fiscal 2013 equity mix of 60% performance-based RSUs (an increase from 20% in fiscal 2012) and 40% time-based RSUs;

•

implementing a new 3-year performance measurement period and new performance metrics for our performance-based RSUs awarded in fiscal 2013 (that is, earnings per share (“EPS”) and relative total shareholder return (“Relative TSR”));

•

modifying our pay philosophy as it relates to pay positioning for fiscal 2013, so that base pay, annual compensation, and long-term incentive awards are generally targeted at the median of our peer companies;

•	providing no NEO base salary increases for fiscal 2013;

•	modifying our Executive Officer Equity Holding Guidelines to double the required CEO holdings;

•	adopting a clawback policy;

•

revising the peer group used by the Compensation Committee in making executive compensation decisions for fiscal 2013, in order to position the Company near the median of revenue and market capitalization of the peer group companies; and

•

in the change in control provisions applicable to the new performance-based RSUs awarded in fiscal 2013, providing that the awards will not automatically vest in connection with a change in control event (absent a termination of employment and so long as the awards are assumed or continued after the related change in control transaction).

We believe these changes, which are described in more detail below, will further align our executive compensation program with best practices, enhance stockholder value, and enable us to better achieve our business goals.

This summary highlights key aspects of our executive compensation program for fiscal 2012, noting the significant changes that we made in our executive compensation program for fiscal 2013:

Fiscal 2012 Executive Compensation Program

•	Base Pay—For fiscal 2012, base salaries for our NEOs remained the same as during fiscal 2011, with two limited exceptions described in more detail below.

•

In early fiscal 2012, the Compensation Committee decided to target the base salaries of our executive officers at the 75th percentile of our peer companies. This was not, however, an immediate goal, but one that was intended to be reached over several years. Accordingly, the base salaries for our executive officers for fiscal 2012 were actually set lower than the 75th percentile.

•

Subsequent to the 2012 Meeting, the Compensation Committee determined to no longer target executive officer base salaries at the 75th percentile. Instead, the Compensation Committee has determined that executive officer base salaries should generally be targeted at the 50th percentile for comparable positions at our peer companies.

•	In addition, the Compensation Committee has further determined that there will be no base salary increases for the NEOs in fiscal 2013.

•

Incentive Bonus Plan—For fiscal 2012, the Compensation Committee continued to tie the annual bonuses to the Company’s consolidated revenues and adjusted operating income (before incentives). We believe the Company’s ability to achieve the predetermined thresholds for these metrics is important to increasing stockholder value. The Company’s positive performance against these metrics in fiscal 2012 resulted in a bonus payout at 104.3% of the targeted amount.

•

The Compensation Committee determined that there will be no increases to the target bonus percentages for our NEOs in fiscal 2013. The 2013 bonus plan will be based on the same metrics as in effect for fiscal 2012 (consolidated revenues and adjusted operating income (before incentives)).

•

Long-term incentives—For fiscal 2012, stock options were eliminated as a component of the long-term incentive program for our NEOs and RSUs with performance-based vesting requirements were introduced. As a result, the annual equity grants for our NEOs consisted of (1) RSUs subject to time-based vesting conditions (80% of the awards) and (2) RSUs subject to both time- and performance-based vesting conditions (20% of the awards). The fiscal 2012 performance condition for the performance-based RSUs was based on free cash flow (before dividends).

•

The Compensation Committee determined that the majority of long-term equity incentives awarded to executive officers in fiscal 2013 will be performance-based. The fiscal 2013 equity grants for the NEOs consisted of 60% performance-based RSUs and 40% time-based RSUs. (The 60%/40% split is based on the actual number of time-based RSUs awarded and, because the number of shares subject to performance-based RSUs may ultimately vary based on performance, the “target” number of shares subject to the performance-based RSUs awarded.)

•

The performance-based RSUs awarded in fiscal 2013 use two new metrics -EPS with a Relative TSR modifier. EPS was selected because we believe it is a key indicator of operational performance and frequently used by investors. Relative TSR was selected to further enhance the focus on stockholder value creation.

•	Other Considerations—In evaluating the overall structure of our fiscal 2012 compensation program, stockholders should take the following additional factors into account:

•	The CEO’s total compensation, as reflected in the “Summary Compensation Table” on page 42, decreased by approximately 30% from fiscal 2011.

•

The Company reduced the targeted values of the equity awards granted to NEOs in fiscal 2012. This reduction is highlighted in the table below which presents the grant date values (determined as noted below) of the equity awards granted to the following NEOs who were NEOs for both fiscal 2011 and fiscal 2012.

Grant-Date Values of Long-Term Incentive Awards

Name	Fiscal 2011 Long- term Incentive Awards(1)	Fiscal 2012 Long- term Incentive Awards(2)	% Change
Patti S. Hart	$6,486,647	$3,974,990	-39%
Eric A. Berg	$1,366,106	$999,991	-27%
Eric P. Tom	$2,674,849	$750,000	-72%
Patrick W. Cavanaugh	$1,390,446	$649,989	-53%

(1)	Equals the sum of the compensation reported for the NEO in the “Summary Compensation Table” on page 42 for fiscal 2011 in the “Stock Awards” and “Option Awards” columns.

(2)

As described in more detail below, the performance-based RSUs awarded to the NEOs in fiscal 2012 are subject to performance vesting requirements over fiscal 2012, fiscal 2013 and fiscal 2014, with the total number of units approved by the Compensation Committee for the awards divided into three tranches, each covering one-third of the total number of units subject to the award and each corresponding to one of the three years in the performance period. For purposes of our accounting and under applicable SEC rules, each of these grants is treated as three separate annual grants (corresponding to the three years in the performance period). Accordingly, the “Stock Awards” column of the “Summary Compensation Table” for fiscal 2012 includes the grant date fair values of the time-based RSUs awarded in fiscal 2012 and the grant date fair values of one-third of the total number of performance-based RSUs approved by the Compensation Committee in fiscal 2012 (the portion of the units covered by each such grant that was eligible to vest based on the Company’s performance in fiscal 2012). However, the Compensation Committee considered the entire performance-based RSU approved in fiscal 2012 (corresponding to all three years of the performance period) in determining the number of performance-based RSUs to award. Thus, this column reflects the grant date fair value of the time-based RSUs awarded to the NEO in fiscal 2012, plus three times the grant date fair value of the portion of the performance-based RSUs awarded and considered for accounting purposes to have been granted to the NEO in fiscal 2012. Multiplying the grant date fair value of the portion of the performance-based RSUs considered to have been granted in fiscal 2012 by three aligns with the Compensation Committee’s view of the awards as having been granted in fiscal 2012. Since the Company’s equity awards in fiscal 2010 and fiscal 2011 were not subject to performance-based vesting requirements, the percent decline in grant date equity award value on a year-over-year basis could be overstated without taking the Company’s change to a performance-based vesting component for its RSUs into account.

The table above and corresponding footnotes are supplemental to, and should be considered in connection with, the “Summary Compensation Table” and “Grants of Plan-Based Awards-Fiscal 2012” table, and corresponding narratives, beginning on page 42.

Other Best Practices

Other elements of the Company’s overall compensation program that reinforce its retention strategies and demonstrate what the Compensation Committee considers best practices are the following:

•	The Compensation Committee retained its own independent compensation consultant.

•	Our equity compensation plan does not permit repricing of stock options and similar awards without stockholder approval.

•	Except for Ms. Hart’s employment agreement entered into when she was appointed President and Chief Executive Officer of the Company in 2009, we do not offer executive employment agreements.

•	We do not offer multi-year guaranteed bonuses.

•	We do not offer a defined benefit pension or supplementary executive retirement plan.

•	We do not have arrangements providing for tax gross-ups.

•	We maintain Executive Officer Equity Holding Guidelines.

•	We maintain a clawback policy.

•

We maintain a policy that prohibits members of the Board, executive officers and certain other designated employees from holding IGT securities in margin accounts, pledging IGT securities as loan collateral, and engaging in any transaction involving puts, calls, options or other derivatives based on IGT securities.

Other Changes after the 2012 Meeting

In addition to the changes already noted, the Compensation Committee’s reevaluation of the executive compensation program after the 2012 Meeting has resulted in several additional changes:

•

The Compensation Committee modified our compensation philosophy to no longer target total compensation for our executive officers at above-median levels. Instead, for fiscal 2013, total compensation (including salary, targeted bonus, and long-term incentive awards) for our executive officers is targeted at the 50th percentile with reference to our new peer group identified below.

•

The Compensation Committee revised the composition of its peer group used for its executive compensation decisions for fiscal 2013. We believe the new peer group provides a better framework for benchmarking our executive compensation and pay positioning. The peer group was designed to position IGT closer to the median of the peer group with respect to its revenue and market capitalization. Measured by both revenues and market capitalization, IGT is slightly below the median of the group at the 45th percentile.

•	The guideline level of stock ownership applicable to our CEO under our Executive Officer Equity Holding Guidelines was increased from three times to six times base salary.

•

The Company adopted the Executive Compensation Recoupment Policy (a “clawback policy”) that permits the Company to recoup certain compensation when inaccurate financial statements have affected the size of incentives awarded to executive officers.

Realized and Realizable Compensation

The Compensation Committee reviewed total realized (or realizable) compensation, as applicable, over the past three years for our CEO and compared these realized (or realizable) values to the total compensation values as disclosed in the “Summary Compensation Table” for the same years. Total realized (or realizable) compensation for each year includes base salary, bonus or non-equity incentive plan compensation, as applicable, as well as other non-equity compensation, all determined on the same basis as reported in the “Summary Compensation Table”. However, when considering the values of long-term incentive awards (stock awards such as RSUs and stock options), the “Summary Compensation Table” reflects the grant-date values of the awards without consideration of the ultimate value (if any) realized by the executive from these awards. In considering total realized (or realizable) compensation with respect to long-term incentive awards, the value for each award is presented in the year that it was granted but with the value determined using (1) the value of the award at the time of the vesting (as to RSUs) or exercise (in the case of stock options), (2) IGT’s closing stock price on the last trading day of fiscal 2012 for RSUs that were outstanding and not vested at that time, and (3) the Black-Scholes value (determined applying the same assumptions noted in footnote 2 to the “Summary Compensation Table” based on the remaining expected term for the options at the end of fiscal 2012) for unexercised options outstanding as of the end of fiscal 2012. The Compensation Committee believes analyzing realized and realizable pay is important in understanding the relationship between the grant-date value of the long-term incentive awards and the compensation actually earned (or that may still be earned) based on Company performance and changes in stock prices.

The table below shows the total realized (or realizable) compensation for our CEO, determined as described above, for each of the last three fiscal years, along with our CEO’s total compensation as presented in the “Summary Compensation Table” for each of those years. The data demonstrates that total realized (or realizable) compensation determined in this manner is below the total compensation amount as reported in the “Summary Compensation Table”. We believe the lower total realized/realizable compensation values are well aligned with, and reflective of, Company performance over this period of time. Please note that this data is supplementary and is not a substitute for, and should be read in connection with, the “Summary Compensation Table” and related compensation disclosures beginning on page 42.

CEO Realized/Realizable Pay

Realized/Realizable Compensation (Incl. Realized & Unrealized LTI Value)

	2010	2011	2012
Actual Annual Cash
Salary	$800,000	$800,000	$955,385
Actual Bonus	$480,000	$1,241,728	$1,564,500

Cash Sub-Total	$1,280,000	$2,041,728	$2,519,885
Realized LTI Value
Stock Options	$0	$0	$0
Time-Based RSUs	$928,314	$0	$0
Performance-Based RSUs	$0	$0	$0

Realized LTI Sub-Total	$928,314	$0	$0
Unrealized LTI Value
Stock Options	$268,654	$914,341	$0
Time-Based RSUs	$747,806	$4,751,670	$2,754,882
Performance-Based RSUs	$0	$0	$227,910

Unrealized LTI Sub-Total	$1,016,460	$5,666,011	$2,982,792
Other Comp.	$2,423	$5,187	$34,254

Total Realized/Realizable Compensation	$3,227,197	$7,712,926	$5,536,931

Total Compensation Per Summary Compensation Table	$5,482,431	$8,553,562	$5,999,139
Realized/Realizable Compensation as a Percentage of Total Compensation	59%	90%	92%

Elements of the Company’s Executive Compensation Program

The key components of the Company’s compensation arrangements for its executive officers can be summarized as follows:

Component of Compensation	Primary Purpose
Base Salary	Attract and retain executives by providing them with a stable annual level of compensation for performing the fundamental requirements of their positions.
Annual Incentive Compensation

Motivate annual performance by tying payout to achievement against pre-established annual financial and/or operational goals. The award also promotes strong performance by providing a greater upside bonus potential as a result of higher corporate performance.

Long-Term Equity Incentives

Retain and motivate executives to build stockholder value over the life of the grants. Our fiscal 2012 grants included RSUs that were both time- and performance-based and, as part of our modified pay philosophy, our fiscal 2013 program has an even greater proportion of performance-based RSUs.

Component of Compensation	Primary Purpose
Other Benefits	Provide basic benefits generally consistent with those offered to all employees. IGT does not provide any defined benefit pension or supplemental pension benefits to our executive officers.

Executive Compensation Program Objectives and Process

Philosophy and Objectives—The Company’s executive compensation program is intended to promote recruitment and retention of key employees with exceptional abilities, and motivate and reward performance that is critical to the success of the Company. We strive to align the interests of executives, employees and stockholders and to provide a strong link between pay and the Company’s performance. Overall, the Compensation Committee believes that a mix of both cash and equity incentives is appropriate, as annual cash incentives reward executives for performance and near-term results, while equity incentives motivate executives to increase stockholder value in the long term.

As part of our pay philosophy, the following targets were set by the Compensation Committee with respect to compensation for fiscal 2012:

•

Annual NEO base salaries were targeted at the 75th percentile of the competitive compensation market. However, this target was meant to be achieved over several years. In fact, based on market analyses provided by our Prior Consultant (defined below), our fiscal 2012 NEO base salaries were, on average, below the 50th percentile of our peer group.

•

With respect to the targets for (1) total cash compensation (target annual incentive bonus plus annual base salary) and (2) equity awards, the Compensation Committee did not affirmatively set new targets for fiscal 2012. Instead, the philosophy and goals that were in place from fiscal 2011 remained in place, resulting in fiscal 2012 targeted total cash compensation for the NEOs at the 60th percentile of our peer group and equity awards for the NEOs at the 75th percentile of our peer group. However, as with the case with the base salary, these targets were meant to be achieved over several years. Based on market analyses provided by our Prior Consultant when the Compensation Committee was adopting the fiscal 2012 program:

•	Our targeted total cash compensation for our NEOs ranked, on average, below the targeted 60th percentile.

•

Our target equity award values for the awards granted to our NEOs in fiscal 2012 were, on average, above the 75th percentile of our peers that are gaming technology companies (identified below), and, on average, at the 55th percentile of our peers that are software companies (identified below).

As part of its review after the 2012 Meeting of the executive compensation program, the Compensation Committee substantially modified our pay positioning philosophy. Our revised pay philosophy targets base salary, annual incentives, and annual long-term incentive awards at the 50th percentile of our peer group. This changed positioning applies to our fiscal 2013 compensation program. The compensation levels for Messrs. Tom and Melendres were benchmarked based on their respective positions at the start of the year.

The Compensation Decision Process—The Compensation Committee’s practice has been to retain independent compensation consultants to provide the Compensation Committee with current information and independent advice regarding trends in executive compensation, legal and regulatory developments, selection of peer companies, and modifications to pay programs. During fiscal 2011, the Compensation Committee retained the consulting firm of Compensia (our “Prior Consultant”) to review and recommend changes to our executive compensation program for fiscal 2012. Subsequent to the 2012 Meeting, the Compensation Committee changed compensation consultants and engaged the services of Frederic W. Cook & Co., Inc. (the “Current Consultant”), a

national executive compensation consulting firm, to conduct a review of and make recommendations concerning the Company’s executive compensation program. The Prior Consultant provided services solely on behalf of the Compensation Committee and, with respect to the compensation of our Non- Employee Directors, the Nominating and Corporate Governance Committee. The Current Consultant performs services solely on behalf of the Compensation Committee. Neither the Prior Consultant nor the Current Consultant had any relationship with the Company or management except as it may relate to performing such services. Furthermore, the Compensation Committee concluded that no conflict of interest exists that would prevent the Current Consultant from independently representing the Compensation Committee.

Fiscal 2012 compensation decisions for the NEOs were made solely by the Compensation Committee. As part of this process, the Compensation Committee also reviewed the recommendations of the CEO regarding compensation for the other NEOs, and consulted with the Chairman of the Board regarding the performance of and compensation for the CEO.

Assessing Compensation and Use of Peer Companies

Fiscal 2012 Peer Group

As part of its decision-making process regarding fiscal 2012 compensation, the Compensation Committee reviewed compensation data for a peer group of companies. We believe IGT’s business model in the design, development, manufacture and marketing of casino games, gaming equipment and systems technology is unique. Accordingly, our peer group has historically consisted of a composite of companies from several related industries with revenues, market capitalization and scope of business that we believe are similar to IGT, and has been heavily weighted towards the high technology industry. The peer group recommended by our Prior Consultant, and used by our Compensation Committee as a reference in setting fiscal 2012 compensation, consisted of the following companies from the diversified gaming technology and entertainment, and productivity software, industries:

Adobe Systems Inc.	Citrix Systems, Inc.	salesforce.com, inc.
Activision Blizzard, Inc.	Electronic Arts Inc.	Scientific Games Corporation
Akamai Technologies, Inc.	IAC/InterActiveCorp.	SHFL entertainment, Inc.
Alliance Data Systems Corporation	Intuit Inc.	SuccessFactors, Inc.
Aristocrat Leisure Ltd.	LinkedIn Corporation	Take-Two Interactive Software Inc.
Autodesk, Inc.	Netflix, Inc.	Taleo Corporation
Bally Technologies, Inc.	NetSuite Inc.	WMS Industries Inc.
BMC Software, Inc.	Qlik Technologies, Inc.

In addition to the publicly disclosed compensation data for the companies in our peer group, the Compensation Committee reviewed survey data regarding executive compensation levels, as presented by the Prior Consultant, to help inform its judgment when making decisions regarding 2012 executive compensation levels. The survey data presented by the Prior Consultant was collected from companies with annual revenues between $1,000,000,000 and $3,000,000,000 participating in the Radford 2011 High-Tech Industry Executive Compensation Survey. The Compensation Committee considered the survey data generally and did not focus on any one company included in the survey (with the exception of the peer companies identified above).

Fiscal 2013 Peer Group

Based on the recommendation of our Current Consultant, in August 2012 the Compensation Committee approved a new peer group of companies as a reference for 2013 executive compensation decisions (our “2013 peer group”). Peer group development for IGT has been a challenge in prior years due to the limited number of gaming technology or other comparable businesses in our GICS industry and sub-industry classifications. Specifically, the casinos and gaming sub-industry contains only four other domestic gaming technology companies; the remainder of the companies in the casinos and gaming sub-industry operate casinos, gaming resorts, or race tracks, which we believe are not comparable to IGT’s businesses; and we believe companies of similar size in the hotels, restaurants, and leisure industry are also a poor fit with IGT from a business standpoint since they are mostly fast food or casual dining businesses.

IGT’s 2013 peer group continues to contain a diversified group of technology companies, in addition to our key competitors in gaming technology, but the new peer group companies all fall within a narrower range with respect to revenue and market capitalization. In addition, the Compensation Committee determined, with input from the Current Consultant, that the 2013 peer group should be designed to better position IGT near the median of the peer group of companies with respect to these metrics. In relation to the 2013 peer group and as of the end of fiscal 2012, the Company was positioned at the 45th percentile of the peer companies when measured by each of revenue and market capitalization. The Compensation Committee is using the 2013 peer group for benchmarking (1) executive compensation decisions for fiscal 2013 and (2) Relative TSR rankings for the fiscal 2013 performance-based RSU awards described below. The 2013 peer group consists of the following companies:

Company	Most Recent 4 Qtrs Revenue ($M) As of 9/30/12	Market Cap ($M) As of 9/30/12	GICS Sub-Industry
Activision Blizzard, Inc.	$4,407	$12,527	Home Entertainment Software
Adobe Systems, Inc.	$4,402	$16,057	Application Software
Juniper Networks, Inc.	$4,345	$9,010	Communications Equipment
Intuit Inc.	$4,151	$17,391	Application Software
Electronic Arts Inc.	$4,095	$4,040	Home Entertainment Software
NVIDIA Corporation	$3,989	$8,264	Semiconductors
Lexmark International Inc.	$3,896	$1,565	Computer Storage & Peripherals
Alliance Data Systems Corporation	$3,517	$7,084	Data Processing & Outsourced Services
Diebold, Incorporated	$3,002	$2,131	Computer Hardware
IAC/InterActiveCorp	$2,633	$4,257	Internet Software & Services
Autodesk, Inc.	$2,298	$7,567	Application Software
BMC Software, Inc.	$2,174	$6,616	Systems Software
Coinstar, Inc.	$2,158	$1,408	Specialized Consumer Services
Akamai Technologies, Inc.	$1,320	$6,784	Internet Software & Services
Cadence Design Systems, Inc.	$1,289	$3,537	Application Software
MICROS Systems, Inc.	$1,151	$3,943	Systems Software
Mentor Graphics Corp.	$1,060	$1,721	Application Software
Scientific Games Corporation	$926	$757	Casinos & Gaming
Bally Technologies, Inc	$920	$2,047	Casinos & Gaming
Aristocrat Leisure Ltd.	$759	$1,555	Casinos & Gaming
Take-Two Interactive Software, Inc.	$718	$941	Home Entertainment Software
WMS Industries Inc.	$690	$892	Casinos & Gaming
SHFL entertainment, Inc.	$251	$885	Casinos & Gaming
75th Percentile	$3,943	$7,326
Median	$2,174	$3,943
25th Percentile	$993	$1,560

IGT	$2,057	$3,496	Casinos & Gaming
Percentile	45%	45%

The 2012 Say-on-Pay and 2011 Say-on-Frequency Votes—At the 2012 Meeting, as required by applicable securities laws, our stockholders were presented an opportunity to vote on an advisory basis with respect to the compensation of the NEOs, as described in the CD&A and compensation tables contained in the Proxy Statement issued with respect to the 2012 Meeting. The stockholder vote on this say-on-pay proposal at the 2012 Meeting was unfavorable as approximately 44% of the votes actually cast on the proposal were voted in favor of the proposal.

The voting results for the say-on-pay proposal at the 2012 Meeting motivated a comprehensive review by the Compensation Committee of the Company’s executive compensation program. In addition, management, including our Chief Financial Officer and Vice President Investor Relations, met with several of our largest institutional stockholders (collectively representing ownership of over 40% of our outstanding shares of common stock at the time of such discussions and including several of our largest stockholders who voted against our say-on-pay proposal at the 2012 Meeting) in order to better understand the reasons for the voting results and to solicit input regarding modifications to the Company’s executive compensation program. Based upon feedback received from these meetings, the Compensation Committee, with input from the Current Consultant, modified the Company’s executive compensation program for fiscal 2013 as previously discussed in this CD&A.

At the Annual Meeting of Stockholders held on March 1, 2011, as required by applicable securities laws, stockholders were presented an opportunity to vote on an advisory basis whether the advisory vote with respect to executive compensation should occur every one, two, or three years. A majority of the voting shares were voted in favor of holding the advisory vote on an annual basis and, in accordance with this stockholder preference, the board of directors determined that advisory votes will be held on an annual basis. Proposal No. 3 contains the resolution and supporting materials with respect to this year’s advisory vote on executive compensation.

Fiscal 2012 Executive Compensation Decisions

Base Salaries—Base salaries provide our executives with a minimum fixed level of annual cash compensation. Salaries for our NEOs are reviewed by the Compensation Committee on an annual basis. The Compensation Committee solely determines the compensation for the CEO and reviews the recommendations of the CEO in making its determinations regarding the compensation of our other NEOs. The Compensation Committee takes the following into consideration when setting annual base salaries for our executive officers:

•	Current business conditions;

•	Current market data for each executive position;

•	The scope of the executive’s responsibility at IGT and the relative internal value to IGT of the position; and

•	The executive’s experience, past performance and expected future contributions to IGT.

Fiscal 2012 Base Salaries

As part of the executive compensation program in effect for fiscal 2012, the Compensation Committee decided to target NEO base salaries at the 75th percentile of the peer group companies based on recommendations of our Prior Consultant and our need to attract and retain executive talent. This was intended to be a gradual change to be achieved over several years, and as such, the Compensation Committee decided to maintain the NEOs’ base salaries at their fiscal 2011 levels, with the following two exceptions:

•

Ms. Hart was awarded an increase (from $800,000 to $1,000,000) to bring her salary closer to the median (from below median) for her position based on the peer group, and based on the Compensation Committee’s subjective assessment of her performance and efforts since she joined IGT. This was Ms. Hart’s first salary increase since her employment commenced with IGT in 2009; and

•	Mr. Melendres was awarded an increase (from $300,000 to $350,000) to bring his salary closer to the median for his position as Chief Legal Officer at the time.

As noted, the 75th percentile was intended to be achieved over several years. In fact, based on peer group analyses provided by our Prior Consultant, our fiscal 2012 executive base salaries, on average, were actually below the market 50th percentile of our peer group companies.

In addition to the salary changes described above, as part of the contract negotiations in connection with the hiring of Mr. Vandemore as our new Chief Financial Officer and Treasurer, the Compensation Committee decided to set Mr. Vandemore’s annual base salary at $350,000. This decision was based on the Compensation Committee’s assessment of peer company salaries for similar positions, its assessment of the market generally, and Mr. Vandemore’s experience and expected contributions to the Company.

Fiscal 2013 Base Salaries

As previously noted, the Company is now targeting base salaries at the 50th percentile of our peer group. Based on the Compensation Committee’s assessment of peer company salary levels, discussions with our Current Consultant, and recommendations of our CEO, the Compensation Committee has decided not to increase any NEO salaries for fiscal 2013.

Annual Incentive Bonuses—Our NEOs are eligible to receive annual bonuses under our annual incentive bonus plan. We believe that the bonus plan payout structure reinforces the Company’s focus on growing the Company as a whole and helps unify our executive team through the use of a shared set of corporate metrics.

Fiscal 2012 Annual Bonus Plan

The key features of our fiscal 2012 bonus plan applicable to our NEOs were:

•

Target award opportunities: Consistent with setting a target annual bonus that, in combination with annual base salary for the executive, would place the executive’s targeted annual cash compensation around the 60th percentile of the competitive market, the target incentive bonus opportunity for Ms. Hart was set at 150% of her annual base salary and for all other NEOs was set at either 75% (Messrs. Cavanaugh, Melendres and Tom) or 100% (Messrs. Vandemore and Berg) of annual base salary. In the case of Mr. Berg, for fiscal 2012 his target bonus was 100% of annual base salary for the period of time he served as IGT’s President, and 75% of annual base salary for the period of time he served as Chief Operations Officer.

•	Bonus ceiling: The maximum bonus that may be awarded to each NEO was set at an amount equal to 200% of such executive’s target incentive opportunity.

•

Corporate performance metrics: Incentive bonuses were solely tied to the same corporate financial metrics as used in fiscal 2011, consisting of (1) IGT’s operating income, adjusted to exclude cash incentives, stock-based compensation expense (referred to as operating income (before incentives) or “OIBI”), further adjusted as described below and (2) IGT’s consolidated revenues. Equal weight is given to each metric. That is, half the bonus is based on the adjusted OIBI target and half is based on the consolidated revenue target. In addition, no bonus is payable unless the threshold adjusted OIBI target is met (even if the threshold level of consolidated revenue is achieved) as described below.

•

Adjusted Operating Income (before incentives): Adjusted OIBI must exceed 80% of the adjusted OIBI target for fiscal 2012 for any bonus to be payable (this was increased from 70% in fiscal 2011). In addition, the maximum payout occurs when adjusted OIBI exceeds 115% of the adjusted OIBI target for fiscal 2012 (decreased from 130% in fiscal 2011). Payout for performance between threshold and target and between target and maximum is determined by linear interpolation.

•

Consolidated Revenues: Consolidated revenues must exceed 80% of the consolidated revenue target for fiscal 2012 for any bonus to be payable with respect to the consolidated revenue component (decreased from 95% in fiscal 2011). In addition, the maximum payout occurs when consolidated revenues exceed 115% of the revenue target for fiscal 2012 (increased from 110% in fiscal 2011). Payout for performance between threshold and target and between target and maximum is determined by linear interpolation.

•

The Compensation Committee, with input from our Prior Consultant, approved the changes in the percentages for determining threshold and maximum payouts for fiscal 2012 in part to better align our annual incentive bonus program with our performance goals. For example, we felt that that the adjusted OIBI threshold of 70% in fiscal 2011 was too low and that a “passing score” (the amount that triggered any bonus) should represent a more robust performance outcome. Accordingly, the adjusted OIBI threshold was raised to 80%. We also viewed the total percentage range for adjusted OIBI as unrealistically wide, which is why the maximum percentage was lowered to 115%. In order to provide consistency between the two elements of the bonus program and provide an easier way to communicate bonus structure, the threshold and maximum percentages for consolidated revenues were made the same as for adjusted OIBI. This had the result of lowering the threshold percentage and raising the maximum percentage for consolidated revenues.

For fiscal 2012, the financial performance targets applicable to all NEOs and the Company results were as follows:

Metric	Threshold (in millions)	Target (in millions)	Maximum (in millions)	Outcome (in millions)	Outcome as a % of Target	Payout as a % of Target
Consolidated Revenue	$1,655.6	$2,069.5	$2,379.9	$2,150.7	103.9%	126%
Adjusted Operating Income (Before Incentives)	$511.4	$639.2	$735.1	$616.9	96.5%	82.5%

The Company’s consolidated revenue for fiscal 2012 was $2,150.7 million and no adjustments were made to that result under the bonus plan. The Company’s operating income for fiscal 2012 was $421.7 million. The Company’s cash incentives and stock-based compensation expense for fiscal 2012 totaled $79.5 million, producing an OIBI for fiscal 2012 of $501.3 million. The Compensation Committee adjusted OIBI for purposes of executive bonus determinations to preserve the incentives intended at the time of grant of the award and address the potential impact of any changes in applicable accounting rules, significant transactions, and non-cash impairment charges that may occur during the year. In accordance with such adjustment methodology, the Compensation Committee approved an adjusted OIBI of $616.9 for purposes of determining the bonuses with such amount determined giving effect to the following adjustments:

•

certain charges, primarily earn-out and retention costs, of $88.2 million associated with the acquisition of Double Down Interactive and BringIt Inc. were excluded due to the inestimable nature of the charges at the time the acquisitions were consummated;

•	impairment charges of $14.6 million related to the further decline in the estimated recoverable value of the previously acquired Walker Digital patents were excluded; and

•	impairment charges of $12.8 million related to the further decline in the estimated recoverable value of our Alabama notes receivables were excluded.

The 103.9% result for the consolidated revenue metric produced a bonus payout of 126% of target for this metric. The 96.5% result for adjusted OIBI produced a bonus payout of 82.5% of target for this metric. Averaging the two payouts as a percent of target (as noted in the table above) resulted in a bonus payout of approximately 104.3% of the targeted amount. The Compensation Committee made no discretionary adjustments to the fiscal 2012 bonuses for our NEOs. Accordingly, the final bonus payments and payments as a percent of target for the NEOs in fiscal 2012 were approved by the Compensation Committee as follows:

Name	Target Bonus as a % of Salary	Target Bonus ($)	Final Bonus ($)	Final Bonus as a % of Target
Patti S. Hart	150%	1,500,000	1,564,500	104.3%
John M. Vandemore	100%	350,000	365,050	104.3%
Eric A. Berg(1)	100%/75%	450,000	430,241	104.3%
Eric P. Tom	75%	306,000	319,158	104.3%
Robert C. Melendres	75%	262,500	273,788	104.3%
Patrick W. Cavanaugh(2)	75%	262,500	98,438	37.5%

(1)

Mr. Berg’s target bonus was 100% for the period of time he served as IGT’s President, and 75% for the period of time he served as Chief Operations Officer. Mr. Berg’s final bonus for fiscal 2012 was determined by pro-rating the targeted amounts for the period of time he served in each position (approximately eight months as President and four months as Chief Operations Officer).

(2)

Mr. Cavanaugh’s fiscal 2012 bonus was paid at 75% of his targeted amount pursuant to his Executive Transition Agreement with the Company described below under “Potential Payments Upon Termination or Change in Control.” Mr. Cavanaugh’s bonus was pro-rated based on the percentage of time he was employed by the Company during fiscal 2012.

While the Compensation Committee has discretion to make bonus awards to executives outside of the annual incentive plan, it generally only does so with respect to new hire awards. As part of the contract arrangements negotiated with Mr. Vandemore in connection with his joining IGT in February 2012, the Compensation Committee approved a $150,000 signing bonus for Mr. Vandemore and agreed that his annual bonus for fiscal 2012 would not be pro-rated based on his hire date.

Fiscal 2013 Annual Bonus Plan

The Compensation Committee decided not to make any changes to the overall design of bonus plan for fiscal 2013. As such, the design of our fiscal 2012 incentive bonus plan, as described above, will continue for fiscal 2013.

Long-Term Incentive Compensation—Our policy is that the long-term compensation of our NEOs and other executive officers should be directly linked to the value provided to our stockholders and that long-term compensation should incentivize our executives to increase stockholder value. In addition, we believe that the design of long-term incentives should be readily understood by participants and should provide retention incentives for the executives to remain employed by IGT. Our historical compensation philosophy has been to target equity at the 75th percentile of the peer group companies. The Company’s equity incentive program has evolved over the last several years, and based on recommendations of our Current Consultant, was further modified in fiscal 2013 as described in more detail below.

Fiscal 2009 – 2011 Long-Term Incentives

From fiscal 2009 through fiscal 2011, our long-term incentives consisted of stock options and time-based RSUs (or restricted stock awards). We believed this mix was appropriate as options are directly tied to Company stock and have no value if the stock price decreases below the grant price. RSUs are also tied to stock price but also serve as a retention tool. In general, time-based RSUs vest in four equal annual installments over the four-year period following the date of grant. Vesting is subject to the continued employment of the executive officer with IGT during the four-year vesting period. On each annual vesting date, the executive is issued shares of IGT common stock. In general, this means the executive will receive an award that has some financial value regardless of stock price volatility. However, the value of the time-based RSUs fluctuates as the value of IGT’s stock price fluctuates. As a result, time-based RSUs also help link executives’ interests with those of our stockholders.

In fiscal 2009, we generally awarded a mix of stock options and restricted stock, with 60% of the equity awards allocated to stock options and the remaining 40% allocated to restricted stock. For Ms. Hart, however, her equity awards granted in connection with her appointment as IGT’s President and Chief Executive Officer included a performance-based restricted stock component.

For Ms. Hart’s 2009 equity awards, the allocation was approximately 60% stock options, 20% time-based restricted stock, and 20% restricted stock that was subject to both time-based and performance-based vesting requirements. In fiscal 2010, we modified the mix due to the particular need for retention in the gaming industry. The result was an annual grant with 50% allocated to stock options and 50% allocated to RSUs. In fiscal 2011, we awarded executives one-time special incentive grants to provide additional retention incentives. The special grants were made in October 2010 in lieu of the typical annual grants in December of the same year, and consisted of the normal annual grant of stock options and RSUs, plus additional RSUs equal to approximately 2.5 times the normal grant value. To encourage retention, the special retention RSUs vest in one installment of 100% after three years instead of the standard RSU vesting schedule of 25% per year for four years. At the time of our retention grants, the IGT business environment was marked by a new senior leadership team, a very competitive talent market, and a challenging business environment. No executive has realized any value from the special retention grants and will not realize any value if he or she departs from IGT prior to October 4, 2013. No special grants have been awarded since the October 2010 retention grants and no future special grants are contemplated at this time.

Fiscal 2012 Long-Term Incentives

After considering the equity award practices of our peer group, the Compensation Committee decided to eliminate stock options from the program and award NEOs a combination of time and performance-based vesting RSUs in fiscal 2012, except as noted below. As a result of the recent economic downturns, the option holdings of our executives are mostly underwater (i.e., the exercise prices of the options are greater than the value of our common stock) and thus currently without realizable value. The Compensation Committee decided the equity program needed to contain retentive awards, but also should contain performance-based elements. As a result, the Compensation Committee determined that 80% of each NEO’s fiscal 2012 annual equity award would consist of time-based vesting RSUs and 20% would consist of performance-based vesting RSUs, except for Mr. Tom as noted below. The Compensation Committee decided that this 80/20 split was appropriate for the first year operating under this new program, which represented a significant change from the prior year’s program. We believe the fiscal 2012 performance-based RSUs enhance the Company’s pay-for-performance philosophy and promote the achievement of Company-wide performance goals. Mr. Tom’s fiscal 2012 annual equity award consisted entirely of time-based vesting RSUs as, at the time of the award grant, he did not report directly to Ms. Hart.

Generally, the vesting of the performance-based RSUs will be measured against a performance target established by the Compensation Committee on an annual basis. For fiscal 2012, the Compensation Committee selected “free cash flow” (before dividends) as the performance target metric. This metric was selected because we consider free cash flow (before dividends) an important factor in determining the success of our business. This was also the metric used in Ms. Hart’s performance-based restricted stock award granted to her in 2009, and thus the Compensation Committee determined that using it again would also provide consistency among internal equity grants. Vesting of the performance-based RSUs is generally subject to the continued employment of the executive with IGT during the vesting period. Achievement of the applicable performance target will be measured on an annual basis over a three-year period. The payout is all-or-nothing at each vesting date (meaning no partial vesting for performance short of the applicable performance target) and not measured against a graduated scale. Upon achievement of the performance target for a given year, vesting will occur for the applicable portion of the award (which is one-third of the award, plus, as described below, any one-third portion carried over from the previous year). Upon vesting of an RSU, the award holder is paid one share of IGT common stock for each unit.

Any portion of an award not earned in a given year due to failure to achieve the applicable performance target for such year will be carried over once to the subsequent year and may be earned upon achievement of the target for such subsequent year. The carried-over portion is forfeited if the applicable performance target is not achieved in the subsequent year. With respect to the one-third portion of the award subject to performance measurement in year three of an award, such portion may be carried over to a fourth year in the event the performance measure applicable to such portion of the award is not achieved in the third year.

For purposes of the portion of performance-based RSUs eligible to vest in fiscal 2012, IGT’s free cash flow (before dividends) target was $276.3 million. IGT’s free cash flow (before dividends) for fiscal 2012, adjusted as described below was $286.0 million. Accordingly, the applicable portion of such RSUs vested.

The 2012 performance-based RSUs provide that the Compensation Committee will adjust financial results (or the performance targets, as the case may be) to preserve the incentives intended at the time of grant of the award and address the potential impact of any changes in applicable accounting rules and significant transactions that may occur during the year. The Compensation Committee also made adjustments for extraordinary differences in the timing and the accounting treatment for the sale of certain gaming machines that occurred during the year in order to preserve the incentives at the time of grant of the award. IGT’s free cash flow (before dividends and before giving effect to the following adjustments) for fiscal 2012 was $238.0 million. In accordance with the adjustment methodology described above, the Compensation Committee approved the calculation of fiscal 2012 adjusted free cash flow (before dividends) at $286.0 million for purposes of these awards, after giving effect to the following adjustments:

•	cash flows from the acquisition of Double Down Interactive LLC of $26 million were excluded;

•	cash flows were increased by $45.4 million for the impact of certain working capital balances related to the nature and timing of certain orders; and

•	cash flows were increased by $28.6 million due to differences between the actual and expected accounting treatment for certain lease transactions.

As part of the fiscal 2012 equity grants, Mr. Vandemore received a grant of time-based vesting RSUs in connection with his commencement of employment. The Compensation Committee determined the level of Mr. Vandemore’s new hire grant based on its assessment of the competitive compensation market and to maintain a consistent internal equity level within the management team.

Fiscal 2013 Long-Term Incentives

We have modified the long-term incentive grant program for fiscal 2013 to increase the performance emphasis of the awards. In December 2012, our annual grants to NEOs consisted of a mix of 60% performance-based RSUs and 40% time-based RSUs. In addition, we have changed the performance metric of the performance-based RSUs from free cash flow to a combination of EPS and Relative TSR.

The fiscal 2013 performance-based RSUs will vest as follows: 67% will vest based on a two-year performance period; and the remaining 33% will vest based on a three-year performance period. Payouts will be based on (1) average EPS growth during the performance period compared to a pre- established scale and (2) adjusted up or down based on Relative TSR performance relative to the fiscal 2013 peer group approved by the Compensation Committee. The payout scale for EPS will range from 0 to 150%, and the Relative TSR performance can increase or decrease the award payouts by up to +/- 33%. A recipient of a performance-based RSU award will have the potential to earn up to 200% of the target number of shares awarded. The design and metrics selected are intended to provide alignment between the benefit realized by the executive from the award and our internal financial performance and investors’ returns. In connection with certain change in control events, the awards will not automatically vest (absent a termination of employment and so long as the awards are assumed or continued after the transaction), but will continue to be subject to time-based vesting requirements.

The number of shares of Company common stock covered by our target fiscal 2013 equity awards to our NEOs (excluding Mr. Cavanaugh, who departed the Company in February 2012) are as follows:

Name	Performance-Based RSU Award (at Target)	Time-Based RSU Award
Patti S. Hart	176,968	137,961
John M. Vandemore	46,746	36,443
Eric A. Berg	33,390	26,030
Eric P. Tom	33,390	26,030
Robert C. Melendres	27,825	21,692

Other Benefits and Policies

Deferred Compensation Opportunities—Under our Nonqualified Deferred Compensation Plan, which is generally available to our executive officers (including our NEOs), eligible executives may elect to defer payment to a later payment date of up to 50% of their annual base salaries and annual incentive bonuses. This deferral opportunity provides a tax planning opportunity to our executives. Please see the “Nonqualified Deferred Compensation—Fiscal 2012” table and related narrative below for a description of these benefits.

Benefits Programs—With the exception of our Nonqualified Deferred Compensation Plan and limited perquisites reported and described in the “Summary Compensation Table” below, the Company provides executives with the same benefit plans offered to our employees generally. During 2012, the CEO and other NEOs were eligible for the Company’s 401(k) plan and our Employee Stock Purchase Plan (“ESPP”). The 401(k) plan allows eligible employees to contribute up to 40% of their base pay up to certain IRS prescribed limits. In fiscal 2012, IGT matched 100% of an employee’s contributions to the 401(k) plan, up to a maximum of $750. IGT may also from time to time contribute a discretionary amount of profits to eligible employees, which vest over a six-year period. Our ESPP provides eligible employees an opportunity to purchase a limited number of shares of IGT common stock at a discount, subject to the terms and limits of the plan and under the Internal Revenue Code. IGT does not maintain any defined benefit pension or supplemental pension programs for its executive officers, and did not make any profit sharing contributions to the 401(k) plan in fiscal 2012.

Severance and Other Benefits upon Termination of Employment—We believe that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. In addition, severance protections in a change-in- control context help ensure leadership continuity and appropriate behaviors during a time of transition, including a sustained focus on the best interests of stockholders and the Company. Accordingly, we provided severance protections for Ms. Hart in her employment agreement and for the other NEOs (and certain other executives that report directly to Ms. Hart) in executive transition agreements.

Pursuant to the terms of Ms. Hart’s employment agreement, and the executive transition agreements entered into with our the other NEOs, if the executive is terminated either by IGT without “cause” or by the executive for “good reason” (as each term is defined in the respective agreement), and in the case of Ms. Hart, due to her death or disability, the executive will be entitled to severance which includes a payment equal to one times the executive’s base salary and a pro-rata portion of the executive’s annual incentive bonus for the year of the termination, conditioned on a release of any claims against the Company. Ms. Hart’s payments are also conditioned on her compliance with certain non-competition and non-solicitation covenants.

For a more detailed description of the terms of these arrangements, please refer to “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines

The Company has established Executive Officer Equity Holding Guidelines (stock ownership guidelines) for its officers. Our NEOs (other than our CEO) are subject to a guideline level of IGT stock ownership of two times base salary. Effective September 30, 2012, the Compensation Committee increased the guideline level of IGT stock ownership applicable to our CEO from three to six times base salary. The CEO’s stock ownership exceeded this increased guideline level as of January 1, 2013. Other NEOs have four years to satisfy the ownership guideline, measured from the later of September 30, 2012 (our adoption of the amended guidelines) or the date the individual first became an executive officer.

Clawback Policy

During fiscal 2012, the Company adopted the Executive Compensation Recoupment Policy pursuant to which the board of directors or Compensation Committee may require reimbursement of all or a portion of any performance-based cash or equity incentive payments to an employee at the vice- president level or more senior position, where (1) any such payment was calculated based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws, (2) a lesser payment would have been made to the employee based upon the restated financial results, and (3) the payment was received by the employee prior to or during the twelve-month period following the first public issuance or filing of the financial results that were subsequently restated.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to IGT and to the executives of various payments and benefits, including the effect of Section 162(m). The Compensation Committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m) if the Compensation Committee believes the programs are nevertheless appropriate to help achieve our primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of IGT and our stockholders.

Compensation Committee Report on Executive Compensation(1)

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the SEC.

Compensation Committee of the Board of Directors

Greg Creed (Chairman)
Paget L. Alves
David E. Roberson

(1)	SEC filings sometimes “incorporate information by reference.” This means IGT is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless IGT specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation

Mr. Alves, Mr. Creed, Mr. Miller, and Mr. Roberson each served on the Compensation Committee during all or part of fiscal 2012. None of these directors is or has been a former or current executive officer or employee of IGT or had any relationships requiring disclosure by IGT under Item 404 of Regulation S-K promulgated by the SEC. None of IGT’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2012.

Compensation of Named Executive Officers

The “Summary Compensation Table” quantifies the value of the different forms of compensation earned by or awarded to our NEOs for fiscal 2012, 2011 and 2010. The primary elements of each NEO’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of time and performance-based RSUs. Our NEOs also received the other benefits listed in column (i) of the “Summary Compensation Table”, as further described in the footnotes to the table.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s base salary and annual bonus is provided immediately following the “Summary Compensation Table”. The “Grants of Plan-Based Awards-Fiscal 2012” table, and the accompanying description of the material terms of the RSU awards granted during fiscal 2012, provides information regarding the long-term equity incentives awarded to our NEOs in fiscal 2012. The “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Stock Vested During-Fiscal 2012” tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table—Fiscal 2012, 2011 and 2010

The following table presents information regarding compensation of each of our NEOs for services rendered during fiscal 2012, 2011 and 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Patti S. Hart	2012	955,385	—	3,445,000	—	1,564,500	—	34,254	5,999,139
Chief Executive	2011	800,000	—	4,827,900	1,658,747	1,241,728	—	5,187	8,533,562
Officer	2010	800,000	—	2,100,007	2,100,001	480,000	—	2,423	5,482,431
John M. Vandemore(5)	2012	215,385	150,000	598,733	—	365,050	—	87,720	1,416,888
Chief Financial Officer and Treasurer
Eric A. Berg(6)(10)	2012	450,000	—	866,663	—	430,241	—	258,435	2,005,339
Chief Operations Officer	2011	86,538	395,458	667,661	698,445	—	—	410,952	2,259,054
Eric P. Tom(7)	2012	406,215	—	750,000	—	319,158	—	9,017	1,484,390
Executive Vice	2011	400,000	—	2,012,290	662,559	310,431	—	5,436	3,390,716
President, Global Sales	2010	346,635	—	880,945	637,789	120,000	—	227,487	2,212,856
Robert C.	2012	338,846	—	780,004	—	273,788	—	4,702	1,397,340
Melendres(8)	2011	300,000	100,000	1,042,720	347,726	232,824	—	5,122	2,028,392
Executive Vice	2010	286,442	—	428,033	375,002	90,000	—	241,414	1,420,891
President, Emerging Businesses
Patrick W.	2012	134,615	—	563,327	—	98,438	—	360,928	1,157,308
Cavanaugh(9)	2011	339,038	—	1,042,720	347,726	271,628	—	5,598	2,006,710
Former Executive	2010	300,000	—	474,994	475,002	90,000	—	2,995	1,342,991
Vice President, Chief Financial Officer and Treasurer

(1)

As described in the “Compensation Discussion and Analysis” above, the NEOs’ annual bonuses consist of a cash bonus pursuant to each executive’s annual incentive award. The threshold, target and maximum amounts for each NEO’s annual incentive award are reported in the “Grants of Plan-Based Awards” table below. For each fiscal year in the table above, the actual amounts awarded to each NEO under the bonus program are reflected in column (g) above. In addition, Mr. Vandemore was paid a signing bonus of $150,000 in fiscal 2012 when he was appointed to the position of IGT’s Chief Financial Officer and Treasurer, Mr. Berg was paid a bonus of $300,000 in fiscal 2011 when he was appointed IGT’s President and received a guaranteed pro-rated incentive bonus equal to 100% of his annual base salary for the period from July 18, 2011 through October 1, 2011, and Mr. Melendres was paid a discretionary bonus of $100,000 for significant contributions during fiscal 2011. Each of these discretionary bonuses is reflected in column (d) of the table above.

(2)

The amounts reported in columns (e) and (f) of the table above for each fiscal year reflect the aggregate grant date fair value of the stock awards and option awards, respectively, granted to our NEOs during the fiscal year, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation disregarding any estimate of forfeitures related to service-based vesting conditions. During fiscal 2012, Mr. Cavanaugh forfeited options to purchase 171,064 shares of common stock and restricted stock units covering 119,213 shares of common stock in connection with his resignation from the Company. For a discussion of the assumptions and methodologies used to value the awards reported in columns (e) and (f) of the table above, please see the discussion of stock awards and option awards in our Annual Report on Form 10-K for fiscal 2012 under Note 1—Summary of Significant Accounting Policies—Share-based Compensation. For information about the stock awards and option awards granted to our NEOs in fiscal 2012, please see the discussion under “Grants of Plan-Based Awards-Fiscal 2012” below.

(3)

As described in the “Compensation Discussion and Analysis” above, the performance-based RSUs awarded to the NEOs in fiscal 2012 are subject to performance vesting requirements over fiscal 2012, fiscal 2013 and fiscal 2014, with such performance goals being established at the beginning of these years, and with the total number of units approved by the Compensation Committee for the awards divided into three tranches, each covering one-third of the total number of units subject to the award and each corresponding to one of the three years in the performance period. For purposes of our accounting and under applicable SEC rules, each of these grants is treated as three separate annual grants (corresponding to the three years in the performance period) and, accordingly, and in accordance with applicable SEC rules, column (e) of the table above for fiscal 2012 includes the grant date fair values of the time-based RSUs awarded in fiscal 2012 and the grant date fair values of one-third of the total number of performance-based RSUs approved by the Compensation Committee in fiscal 2012 (the portion of the units covered by each such grant that was eligible to vest based on the Company’s performance in fiscal 2012).

(4)	The following table provides detail on the amounts reported for fiscal 2012 in the “All Other Compensation” column of the “Summary Compensation Table” above for each NEO:

Name	401(k) Matching & Profit Sharing Contribution	Life Insurance Premiums	Relocation Expenses	Severance	Personal Aircraft	Club Membership Dues	Medical Reimbursement	Total
Patti S. Hart	691	5,944	—	—	26,990	—	629	34,254
John M. Vandemore	750	1,650	85,320	—	—	—	—	87,720
Eric A. Berg	750	720	256,965	—	—	—	—	258,435
Eric P. Tom	1,441	5,482	—	—	—	2,094	—	9,017
Robert C. Melendres	1,441	3,261	—	—	—	—	—	4,702
Patrick W. Cavanaugh	1,441	1,987	—	357,500	—	—	—	353,428

(5)	Mr. Vandemore was appointed Chief Financial Officer and Treasurer effective February 13, 2012, and was not employed by the Company prior to such appointment.

(6)	Mr. Berg was appointed Chief Operations Officer effective June 4, 2012. Prior to this appointment, Mr. Berg served as President.

(7)	Mr. Tom was appointed Executive Vice President Global Sales effective June 4, 2012. Prior to this appointment, Mr. Tom served as Executive Vice President North America Sales and Global Services.

(8)

Mr. Melendres was appointed Executive Vice President Emerging Businesses effective January 1, 2012. During fiscal 2012, Mr. Melendres also served as Chief Legal Officer until May 1, 2012 and Corporate Secretary until September 24, 2012.

(9)	Mr. Cavanaugh resigned as IGT’s Executive Vice President, Chief Financial Officer and Treasurer effective February 10, 2012.

(10)	Because Mr. Berg was not a NEO in 2010, in accordance with SEC rules, only information for 2012 and 2011 is being disclosed.

Description of Employment Agreements—Salary and Bonus Amounts

We have entered into an employment agreement with Ms. Hart. Ms Hart’s employment agreement does not have a specified term. The employment agreement provides that Ms. Hart will receive an annualized base salary of $800,000, subject to annual review by the Compensation Committee, and a one-time bonus of $400,000 upon signing the agreement in fiscal 2009. Effective December 2011, the Compensation Committee approved an increase in annual base salary for Ms. Hart to $1,000,000. The employment agreement also provides for annual bonus opportunities for Ms. Hart with a target annual bonus equal to 200% of her base salary and a maximum annual bonus equal to 240% of her base salary. Commencing with fiscal 2011, Ms. Hart consented to a reduction in her target annual bonus and maximum annual bonus percentages to 150% and 200% of her base salary, respectively. The amount of the annual bonus is to be determined based on IGT’s financial performance during the year and Ms. Hart’s achievement of non-financial performance objectives, as determined by the Compensation Committee for that year. The Compensation Committee will determine Ms. Hart’s actual bonus amount each year. The employment agreement also provides for Ms. Hart to participate in IGT’s employee benefit plans and programs in accordance with the terms of such plans or programs. Provisions of this agreement relating to outstanding equity incentive awards and post-termination employment benefits are discussed below under the applicable sections of this proxy statement.

We do not have employment agreements with our NEOs other than Ms. Hart, and as a result their base salary and bonus opportunities are not fixed by contract. The terms of severance agreements we have entered into with each of the NEOs other than Ms. Hart are described below under “Potential Payments upon Termination or Change in Control.”

Grants of Plan-Based Awards—Fiscal 2012

The following table presents information regarding the incentive awards granted to our NEOs for fiscal 2012.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Patti S. Hart	N/A	(2)	—	1,500,000	3,000,000	—	—	—	—	—	—	—
	12/16/2011	(3)	—	—	—	—	17,411	—	—	—	—	264,995
	12/16/2011		—	—	—	—	—	—	210,457	—	—	3,180,005
John M.	N/A	(2)	—	350,000	700,000	—	—	—	—	—	—	—
Vandemore	2/17/2012		—	—	—	—	—	—	42,194	—	—	598,733
Eric A. Berg	N/A	(2)	—	450,000	900,000	—	—	—	—	—	—	—
	12/16/2011	(3)	—	—	—	—	4,380	—	—	—	—	66,664
	12/16/2011		—	—	—	—	—	—	52,945	—	—	799,999
Eric P.Tom	N/A	(2)	—	306,000	612,000	—	—	—	—	—	—	—
	12/16/2011		—	—	—	—	—	—	49,636	—	—	750,000
Robert C.	N/A	(2)	—	262,500	525,000	—	—	—	—	—	—	—
Melendres	12/16/2011	(3)	—	—	—	—	3,942	—	—	—	—	59,997
	12/16/2011		—	—	—	—	—	—	47,651	—	—	720,007
Patrick W.	N/A	(2)	—	262,500	525,000	—	—	—	—	—	—	—
Cavanaugh	12/16/2011	(3)	—	—	—	—	2,847	—	—	—	—	43,331
	12/16/2011		—	—	—	—	—	—	34,414	—	—	519,996

(1)

The amounts reported in column (l) of the table reflect the aggregate grant date fair value of the awards as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For the assumptions and methodologies used to value the awards reported in column (l), please see footnote (2) to the “Summary Compensation Table” above.

(2)

These entries report the target and maximum amounts for each NEOs fiscal 2012 annual incentive bonus opportunity as described under “Compensation Discussion and Analysis—Annual Incentive Bonuses” above. There are no threshold amounts for these awards.

(3)

As described in the “Compensation Discussion and Analysis” above, these RSU awards are subject to performance vesting requirements over fiscal 2012, fiscal 2013 and fiscal 2014, with such performance goals being established at the beginning of these years. For accounting purposes each of these grants is treated as three separate annual grants and, accordingly, the table above presents the one-third of the total number of RSUs subject to each grant that were eligible to vest based on the Company’s financial performance goals established for fiscal 2012.

Description of Plan-Based Awards

Non-Equity Incentive Plan Awards

The material terms of each of the “Non-Equity Incentive Plan Awards” reported in the “Grants of Plan-Based Awards-Fiscal 2012” table above are described in the “Compensation Discussion and Analysis” section under the heading “Fiscal 2012 Executive Compensation Decisions-Annual Incentive Bonuses.”

Equity Incentive Plan Awards

Each of the equity-based awards reported in the “Grants of Plan-Event Awards Table” was granted under, and is subject to, the terms of our SIP. The SIP is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a NEO upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value. Under the terms of the SIP, if there is a change in control of IGT, outstanding awards granted under the plan (including awards granted to the NEOs) will generally become fully vested and, in the case of options, exercisable upon the occurrence of the transaction, unless before the change in control event the Compensation Committee determines that, upon its occurrence, awards will not be accelerated. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled, subject to any provision made by the board of directors or Compensation Committee for the options to be assumed or to otherwise continue following the transaction.

As described in the “Compensation Discussion and Analysis” section under the heading “Fiscal 2012 Executive Compensation Decisions—Long-Term Incentive Compensation,” the terms of the fiscal 2013 performance-based RSUs generally provide that, in connection with certain change in control events, the awards will not automatically vest (absent a termination of employment and so long as the awards are assumed or continued after the transaction), but will continue to be subject to time-based vesting requirements.

Stock Options. As described in the “Compensation Discussion and Analysis” section under the heading “Fiscal 2012 Executive Compensation Decisions—Long-Term Incentive Compensation,” we did not grant stock options to our NEOs during fiscal 2012.

Performance-Based Restricted Stock Units. Column (g) of the table above reports awards of performance-based RSUs granted to our NEOs for fiscal 2012. Each performance-based RSU represents a contractual right to receive one share of our common stock if the applicable performance-based vesting requirements are satisfied. Generally, the vesting of the performance-based RSUs will be measured against a performance target established by the Compensation Committee on an annual basis. For fiscal 2012, the Compensation Committee selected “free cash flow” as the performance target metric. Vesting of the performance-based RSUs is generally subject to the continued employment of the executive with us during the vesting period. Achievement of the applicable performance target will be measured on an annual basis over a three-year period. The payout is all-or- nothing at each vesting date (meaning no partial vesting for performance short of the applicable performance target) and not measured against a graduated scale. Upon achievement of the performance target for a given year, vesting will occur for the applicable portion of the award (which is one-third of the award, plus, as described below, any one-third portion carried over from the previous year). Upon vesting of an RSU, the award holder is paid one share of our common stock for each unit.

Any portion of an award not earned in a given year due to failure to achieve the applicable performance target for such year will be carried over once to the subsequent year and may be earned upon achievement of the target for such subsequent year. The carried-over portion is forfeited if the applicable performance target is not achieved in the subsequent year. With respect to the one-third portion of the award subject to performance measurement in year three of an award, such portion may be carried over to a fourth year in the event the performance measure applicable to such portion of the award is not achieved in the third year. Prior to the time the units become vested, the NEO does not have rights to receive dividends or to dispose of the performance-based RSUs.

For more information on the performance vesting requirements applicable to the performance-based RSUs granted to the NEOs in fiscal 2012, see the “Compensation Discussion and Analysis” above.

Time-Based Restricted Stock Units. Column (i) of the table above reports awards of time-based RSUs granted to our NEOs for fiscal 2012 that vest solely on the executive’s continued employment or service with us. As with the performance-based RSUs, each time-based RSU represents a contractual right to receive one share of our common stock upon vesting of the unit. Each of these awards of time-based RSUs is scheduled to vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the executive continues to be employed with us through the applicable vesting date. As with the performance-based RSUs, prior to the time the units become vested, the NEO does not have rights to receive dividends or to dispose of the time-based RSUs.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table presents information regarding the outstanding equity awards held by each of the NEOs as of the last day of fiscal 2012, including the vesting dates for the portions of these awards that had not vested as of that date.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)		(b)	(c)		(e)	(f)
Patti S. Hart	6/15/2006	40,000	—		36.43	6/15/2016
	3/6/2007	24,000	—		39.95	3/6/2017
	2/27/2008	11,000	—		47.12	2/27/2018
	3/20/2009	330,852	165,426	(2)	9.12	3/20/2019
	12/2/2009	137,927	137,928	(3)	18.97	12/2/2019
	10/4/2010	88,250	264,750	(4)	14.01	10/4/2020
John M. Vandemore	—	—	—		—	—
Eric A. Berg	7/28/2011	5,277	15,831	(5)	18.95	7/28/2021
	7/28/2011	22,773	68,319	(5)	18.95	7/28/2021
Eric P. Tom	8/3/2009	14,691	4,897	(6)	20.42	8/3/2019
	8/3/2009	19,059	6,353	(6)	20.42	8/3/2019
	12/2/2009	28,735	28,735	(3)	18.97	12/2/2019
	6/14/2010	13,306	13,307	(7)	19.23	6/14/2020
	10/4/2010	32,250	105,570	(4)	14.01	10/4/2020
Robert C. Melendres	8/3/2009	8,250	2,750	(6)	20.42	8/3/2019
	12/2/2009	24,630	24,630	(3)	18.97	12/2/2019
	10/4/2010	18,500	55,500	(4)	14.01	10/4/2020
Patrick W. Cavanaugh	—	—	—		—	—

Stock Awards

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(g)		(h)	(i)		(j)
Patti S. Hart	3/20/2009	29,240	(2)	382,752	—		—
	3/20/2009	—		—	14,620	(8)	191,376
	12/2/2009	57,128	(3)	747,806	—		—
	10/4/2010	363,000	(9)	4,751,670	—		—
	12/16/2011	210,457	(10)	2,754,882	—		—
	12/16/2011	—		—	17,411	(11)	227,910
John M. Vandemore	2/17/2012	42,194	(12)	552,319	—		—
Eric A. Berg	7/28/2011	27,274	(5)	357,017	—		—
	12/16/2011	52,945	(10)	693,050	—		—
	12/16/2011	—		—	4,380	(11)	57,334
Eric P. Tom	8/3/2009	3,250	(6)	42,543	—		—
	12/2/2009	6,623	(3)	86,695	—		—
	12/2/2009	11,902	(3)	155,797	—		—
	6/14/2010	5,362	(7)	70,189	—		—
	10/4/2010	151,300	(9)	1,980,517	—		—
	12/16/2011	49,636	(10)	649,735	—		—
Robert C. Melendres	8/3/2009	675	(6)	8,836	—		—
	12/2/2009	1,443	(3)	18,889	—		—
	12/2/2009	10,202	(3)	133,544	—		—
	10/4/2010	78,400	(9)	1,026,256	—		—
	12/16/2011	47,651	(10)	623,752	—		—
	12/16/2011	—		—	3,942	(11)	51,601
Patrick W. Cavanaugh	—	—		—	—		—

(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying (x) the number of shares or units reported in columns (g) and (i), respectively, by (y) $13.09 (the closing price of our common stock on the last trading day of fiscal 2012).

(2)	The unvested portion of this award is scheduled to vest in one installment on March 20, 2013.

(3)	The unvested portions of these awards are scheduled to vest in two installments on December 2, 2012 and December 2, 2013.

(4)	The unvested portions of these awards are scheduled to vest in three installments on October 4, 2012, October 4, 2013 and October 4, 2014.

(5)	The unvested portions of these awards are scheduled to vest in three installments on July 28, 2013, July 28, 2014 and July 28, 2015.

(6)	The unvested portions of these awards are scheduled to vest in one installment on August 3, 2013.

(7)	The unvested portion of this award is scheduled to vest in two installments on June 14, 2013 and June 14, 2014.

(8)

The vesting of the shares subject to this award is determined based on performance criteria established by the Compensation Committee for each of fiscal years 2009, 2010, 2011 and 2012. The unvested portion of this award is eligible to vest on the second Friday of the November following the applicable fiscal year with respect to 14,620 shares, plus up to 50% of the cumulative unvested shares subject to the award as of the beginning of the applicable fiscal year. For the portion of Ms. Hart’s performance share award scheduled to vest for fiscal 2012, the Compensation Committee established a goal for free cash flow (before dividends) to exceed $276.3 million. Adjusted free cash flow (before dividends) for fiscal year 2012 was $286.0 million, resulting in vesting of 100% of the shares eligible to vest based on fiscal 2012 performance.

(9)	The unvested portions of these awards are scheduled to vest in one installment on October 4, 2013.

(10)	The unvested portions of these awards are scheduled to vest in four installments on December 16, 2012, December 16, 2013, December 16, 2014 and December 16, 2015.

(11)

As described in the “Compensation Discussion and Analysis” above, these RSU awards are subject to performance vesting requirements over fiscal 2012, fiscal 2013 and fiscal 2014, with such performance goals being established at the beginning of these years. For accounting purposes each of these grants is treated as three separate annual grants and, accordingly, the table above presents the portion of the performance-based RSUs eligible to vest in fiscal 2012.

(12)	The unvested portion of this award is scheduled to vest in four installments on February 17, 2013, February 17, 2014, February 17, 2015 and February 17, 2016.

Option Exercises and Stock Vested—Fiscal 2012

The following table presents information regarding the exercise of stock options by the NEOs during fiscal 2012, and on the vesting of other stock awards during fiscal 2012 that were previously granted to the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Patti S. Hart	165,426	1,232,424	72,424	1,218,417
John M. Vandemore	—	—	—	—
Eric A. Berg	—	—	9,091	103,183
Eric P. Tom	—	—	15,193	227,953
Robert C. Melendres	—	—	6,497	105,826
Patrick W. Cavanaugh	64,871	249,811	25,897	416,789

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share real time fair market value of our common stock at the time of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the day prior to the vesting date.

Nonqualified Deferred Compensation—Fiscal 2012

The following table presents information regarding the contributions to and earnings on the NEOs’ balances under our nonqualified defined contribution plans during fiscal 2012 and the total deferred amounts for the NEOs as of the last day of fiscal 2012.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)
Patti S. Hart	—	—	—	—	—
John M. Vandemore	—	—	—	—	—
Eric A. Berg	—	—	—	—	—
Eric P. Tom	—	—	—	—	—
Robert C. Melendres	—	—	—	—	—
Patrick W. Cavanaugh	141,872	—	—	(267,082)	735,663

(1)	Contributions made by the NEO were made from a portion of the NEO’s compensation otherwise disclosed in the “Summary Compensation Table” above for fiscal 2012.

(2)	Contributions made by the NEOs and IGT were disclosed in the “Summary Compensation Table” in prior years’ proxy statements.

Nonqualified Deferred Compensation Plan

Under our Deferred Compensation Plan, the NEOs and other key employees generally may elect to receive a portion of their compensation reported in the “Summary Compensation Table” above on a deferred basis. Under the plan, each participant may elect to defer up to 50% of his or her base salary, discretionary cash bonuses, bonuses awarded under our cash sharing program and any commissions he or she may earn. In addition, IGT may make discretionary contributions each year to participants’ accounts under the Deferred Compensation Plan. Participants become vested in any contributions by IGT that are credited to their accounts under the Deferred Compensation Plan (and earnings on those contributions) after completing seven years of service, or upon death or a change in control of IGT.

Participants in the Deferred Compensation Plan may elect among the investment funds offered under the plan for purposes of determining the earnings on their plan accounts. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date. Distributions are generally paid in a lump sum, but participants who terminate employment after age 55 may receive payment in annual installments if they so elect at the time they commence participating in the plan.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the NEOs in connection with a termination of their employment with IGT and/or a change in control of IGT. As noted above, outstanding equity-based awards held by our NEOs are generally subject to accelerated vesting in connection with a change in control of IGT under the terms of our SIP, unless before the change in control event the Compensation Committee determines that upon its occurrence, awards will not be accelerated. A “change in control” of IGT under our SIP includes the following: (i) the dissolution of IGT; (ii) consummation of a merger, consolidation or other reorganization, with or into, or the sale of all or substantially all of IGT’s business and/or assets to, one or more entities that are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving entity are owned by stockholders of IGT immediately before such merger, consolidation or other reorganization; (iii) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of IGT representing more than 50% of the combined voting power of IGT’s then outstanding securities; or (iv) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by IGT’s stockholders, of each new Board member was approved by a vote of at least a majority of the Board members then still in office who were Board members at the beginning of such period (including new members whose election or nomination was so approved but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or solicitation of proxies or consents on behalf of a person other than the Board). The election of the three Ader Group nominees at the 2013 annual meeting would not result in a change in control triggering such accelerated vesting.

Patti S. Hart

Cash Severance. Ms. Hart’s employment agreement, described above under “Description of Employment Agreements—Salary and Bonus Amounts,” provides for certain benefits to be paid to Ms. Hart in connection with a termination of her employment with IGT under certain circumstances. If Ms. Hart’s employment is terminated either by IGT without cause (as defined in the employment agreement), or by Ms. Hart for good reason (as defined in the employment agreement), or due to Ms. Hart’s death or disability, Ms. Hart will be entitled to the following benefits: (1) a severance benefit equal to one times her base salary (at the highest annualized rate in effect at any time during the employment term), payable in 12 monthly installments following her termination; (2) a pro-rata portion of her annual incentive bonus for the year of the termination, provided that such pro-rata bonus amount will not be less than the product of (i) the number of days Ms. Hart was employed by IGT during the fiscal year in which the termination of employment occurs and (ii) 200% of her annual rate of base salary, with such amount payable in 12 monthly installments following her termination; and (3) reimbursement by IGT of her premiums for continued health coverage under COBRA for one year following her termination. IGT’s obligation to make these severance payments is contingent on Ms. Hart’s executing a release of claims in favor of IGT at the time of her termination and on her compliance with her covenant not to compete with IGT during the one-year period following termination as described below.

Equity Awards. If Ms. Hart’s employment is terminated by IGT without cause or by Ms. Hart for good reason, the stock option and restricted stock awards granted to her in March 2009, to the extent then outstanding and unvested, would become fully vested. (For these purposes, the terms “cause” and “good reason” are used as defined in Ms. Hart’s employment agreement.) If Ms. Hart’s employment terminates due to her death or disability, the stock option and time-based restricted stock award granted to her in March 2009 would become fully vested, and the performance-based restricted stock award granted to her in March 2009 will vest on a prorated basis for the year in which the termination occurs. (See the table above under “Outstanding Equity Awards at 2012 Fiscal Year-End” for more information on these awards.) If a change in control of IGT occurs and Ms. Hart is then still employed with IGT (or her employment terminated not more than 30 days before the change in control), the stock option and restricted stock awards granted to her in March 2009, to the extent then outstanding and unvested, would become fully vested. For this purpose, the term “change in control” has the same meaning as under our SIP. In addition, unless the Compensation Committee determines otherwise, outstanding equity-based awards held by Ms. Hart also are generally subject to accelerated vesting in connection with a change in control of IGT under the terms of our SIP as noted above.

Restrictive Covenants. Pursuant to the terms of Ms. Hart’s employment agreement, she has agreed not to disclose any confidential information of IGT at any time during or after her employment with IGT. Ms. Hart has also agreed that, during and for a one-year period after her employment with IGT, she will not engage in competition with IGT in any manner. In addition, Ms. Hart has agreed that, for a period of one year following a termination of her employment with IGT, she will not solicit any IGT employee who earns $75,000 or more annually or any person or entity who was a customer, supplier or contractor of IGT within the preceding 12-month period.

Other Named Executive Officers

As noted above, we entered into executive transition agreements with each of the NEOs other than Ms. Hart. Under the agreements with Messrs. Vandemore, Berg, Tom, Melendres and Cavanaugh, if the executive’s employment is terminated either by IGT without cause (as defined in the agreement), or by the executive for good reason (as defined in the agreement), the executive will be entitled to the following benefits: (1) a severance benefit equal to one times the executive’s base salary at the highest annualized rate in effect at any time during the 24 months prior to termination, payable in a lump sum (in the case of Messrs. Tom and Melendres) or 12 equal, monthly installments (in the case of Messrs. Vandemore, Berg and Cavanaugh) and in accordance with our normal payroll practices; (2) a pro-rata portion of the executive’s annual target incentive bonus opportunity for the year of the termination, payable in a single sum payment within 30 days following the termination (in the case of Messrs. Tom, Melendres and Cavanaugh) or 12 equal, monthly installments (in the case of Messrs. Vandemore and Berg); (3) payment or reimbursement by IGT of the executive’s premiums for continued health coverage under COBRA for up to one year following termination; and (4) accelerated vesting of any portion of the executive’s equity-based awards, to the extent then outstanding and unvested, that was scheduled to vest during the 12-month period following the termination of the executive’s employment. IGT’s obligation to make these severance payments is contingent on the executive’s executing a release of claims in favor of IGT at the time of his termination of employment.

As noted above, Mr. Cavanaugh resigned as IGT’s Executive Vice President, Chief Financial Officer and Treasurer effective February 10, 2012. In connection with his resignation, Mr. Cavanaugh received the severance benefits under the terms of his executive transition agreement described above for a termination of his employment without cause or with good reason, with such benefits equal to the following: (1) a cash severance benefit equal to $350,000, payable in a lump sum payment; (2) a pro-rata portion of his annual target incentive bonus opportunity for fiscal 2012 equal to $98,438, payable in a single sum payment within 30 days following termination; (3) $12,858 with respect to 12 months of continued COBRA coverage; and (4) 12 months of accelerated vesting of

Mr. Cavanaugh’s then outstanding and unvested equity awards. The payments made to Mr. Cavanaugh for fiscal 2012 in connection with his resignation are reported in the “Summary Compensation Table” and accompanying footnotes above.

Estimated Severance and Change in Control Benefits

The following tables present IGT’s estimates of the benefits each of our NEOs would have been entitled to receive if a termination of his or her employment under the circumstances described above and/or a change in control of IGT had occurred on the last day of fiscal 2012 (other than for Mr. Cavanaugh, who was no longer employed by IGT on such date and, accordingly, is not included in the tables below). As each NEO would have been entitled to the full amount of his or her annual incentive bonus otherwise payable for fiscal 2012 in the case of such a termination of employment occurring on the last day of fiscal 2012, the pro-rata bonus provisions of the agreements described above would not apply.

Termination of Employment Without Cause or for Good Reason(1)

Name	Cash Severance ($)	Continued Health Benefits ($)	Equity Acceleration(2) ($)	Total ($)
Patti S. Hart	2,500,000	13,429	1,230,869	3,744,298
John M. Vandemore	700,000	21,657	138,073	859,730
Eric A. Berg	900,000	21,657	292,260	1,213,917
Eric P. Tom	714,000	21,657	361,310	1,096,967
Robert C. Melendres	612,500	21,657	240,974	875,131

(1)	As described above, these executives would be entitled to receive these benefits if the executive’s employment were terminated by IGT without cause or by the executive for good reason.

(2)

For stock options, this value is calculated by multiplying the amount (if any) by which the closing price of IGT’s common stock on the last trading day of the fiscal year exceeds the per-share exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock and RSUs, this value is calculated by multiplying the closing price of IGT’s common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award.

Termination of Employment Due to Death or Disability(1)

Name	Cash Severance ($)	Continued Health Benefits ($)	Equity Acceleration(2) ($)	Total ($)
Patti S. Hart	2,500,000	13,429	1,230,869	3,744,298

(1)	As described above, Ms. Hart would be entitled to receive these benefits if her employment was terminated due to her death or disability.

(2)	See footnote (2) to the “Termination of Employment Without Cause or for Good Reason” table above for the calculation of these amounts.

Change in Control Benefits(1)

Name	Cash Severance ($)	Equity Acceleration(2) ($)
Patti S. Hart	—	4,733,556
John M. Vandemore	—	552,319
Eric A. Berg	—	1,050,067
Eric P. Tom	—	1,004,959
Robert C. Melendres	—	785,020

(1)

As described above, these executives would be entitled to receive these benefits upon the occurrence of a change in control of IGT. For purposes of this illustration, we have assumed full acceleration of all outstanding and unvested equity awards held by each of our NEOs as of the last day of fiscal 2012.

(2)	See footnote (2) to the “Termination of Employment Without Cause or for Good Reason” table above for the calculation of these amounts.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE INTERNATIONAL GAME
TECHNOLOGY 2002 STOCK INCENTIVE PLAN

At the annual meeting, stockholders will be asked to approve the following amendments to our 2002 Stock Incentive Plan, as amended to date (the “SIP”), which were adopted by our board of directors, subject to stockholder approval, on January 5, 2013:

•

Extension of Plan Term. The SIP is currently scheduled to expire on December 17, 2013. The proposed amendments would extend the Company’s ability to grant new awards under the SIP until December 31, 2022.

•

Extension of Performance-Based Award Feature. One element of the SIP is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the SIP which may also qualify as performance-based compensation for Section 162(m) purposes. (See “Operation of the SIP—Performance-Based Awards” below.) If stockholders approve this SIP proposal, the Performance-Based Award feature of the SIP will be extended through the first annual meeting of our stockholders that occurs in 2018. This expiration time is earlier than the proposed expiration date of the SIP as described above and is required under applicable tax rules.

As of January 1, 2013, a total of 18,178,135 shares of our common stock were then subject to outstanding awards granted under the SIP, and an additional 23,363,146 shares of our common stock were then available for new award grants under the SIP. The proposed amendments will not increase the number of shares of our common stock authorized for issuance under the SIP.

Our board of directors approved the foregoing amendments based, in part, on a belief that the current expiration date of the SIP and the current expiration date of the Performance-Based Award feature of the SIP do not give us sufficient authority and flexibility to adequately provide for future incentives. Our board of directors believes that these amendments would give us greater flexibility to structure future incentives and better attract, retain and reward key employees.

If stockholders do not approve this proposal, the current term of the SIP and the current term of the Performance-Based Award feature under, and other terms and conditions of, the SIP will continue in effect.

Operation of the SIP

The principal terms of the SIP are summarized below. The following summary is qualified in its entirety by the full text of the SIP, which has been filed as an exhibit to this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the SIP by writing to the Secretary, International Game Technology, 6355 South Buffalo Drive, Las Vegas, Nevada 89113.

Awards. The SIP authorizes stock options, restricted stock and stock unit awards, stock bonuses, stock appreciation rights, and performance-based awards (payable in cash or stock). The SIP retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Generally, an option or other right to acquire stock will expire, or other award will vest, not more than 10 years after the date of grant.

Administration. The Compensation Committee of the board of directors will administer the SIP. However, the board of directors may assume the administration of the SIP or appoint one or more other committees of directors to administer the SIP. The appropriate acting body is referred to as the “Committee.”

Subject to the express terms and conditions of the SIP, the Committee (1) will determine the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award, (2) may permit the recipient of any award to pay the purchase price of shares of common stock or the award in cash or by check, the delivery of previously owned shares of common stock, a promissory note that satisfies the terms of the SIP, or a cashless exercise, (3) may accelerate the receipt or vesting of benefits pursuant to an award, (4) may designate in each award the effect of a termination of service or employment, and (5) may make adjustments to an outstanding award and authorize the conversion, succession or substitution of an award; in each case subject to the express terms and conditions of the SIP.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the SIP (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Eligibility. Persons eligible to receive awards under the SIP include officers (whether or not directors) or key executives, administrative, managerial, production, marketing or sales employees of the Company and our subsidiaries. Non-Employee Directors are eligible to receive discretionary award grants under the SIP in addition to automatic grants made under the non-employee director grant program described below.

As of January 1, 2013, approximately 4,850 officers and employees of the Company and our subsidiaries (including all of the NEOs) and seven non-employee members of the board of directors were considered eligible under the SIP, subject to the power of the Committee to determine eligible persons to whom awards will be granted.

Share Limits. The SIP provides for a limit on the aggregate number of shares of our common stock that may be issued or delivered pursuant to awards granted to employees and directors under the SIP. This aggregate share limit is currently 78,000,000 shares, including any awards previously granted under the SIP. The proposed amendments will not increase the number of shares of our common stock authorized for issuance under the SIP. As of January 1, 2013, a total of 264,469,831 shares of our common stock were then issued and outstanding.

Shares issued in respect of any “full-value award” granted under the SIP are counted against the share limit described in the preceding paragraph as two shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of our common stock was granted under the SIP, 200 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a “full-value award” generally means any award granted under the SIP other than shares delivered in respect of option or stock appreciation right grants.

The following other limits are also contained in the SIP:

•

The maximum number of shares of our common stock that may be delivered pursuant to options intended to qualify as incentive stock options granted under the SIP is 78,000,000. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate SIP share limit described above.

•	The maximum number of shares of our common stock subject to those options and stock appreciation rights that are granted during any fiscal year to any individual under the SIP is 4,000,000 shares.

•	Additional limits with respect to “Performance-Based Awards” are described under “Operation of the SIP—Performance-Based Awards” below.

As is customary in incentive plans of this nature, the number and kind of shares available under the SIP and the then-outstanding stock-based awards, as well as exercise or purchase prices, performance targets under selected performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the stockholders.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the SIP. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the SIP. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the SIP will again be available for subsequent awards under the SIP. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the SIP, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the SIP. In addition, the SIP generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the SIP. The Company may not increase the applicable share limits of the SIP by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

The SIP will not limit the authority of the board of directors or the Committee to grant awards or authorize any other compensation, with or without reference to the common stock, under any other SIP or authority.

Stock Options. An option is the right to purchase common stock at a future date at a specified price (the “exercise price”). The per share exercise price of an option granted under the SIP may not be less than the fair market value of a share of common stock on the date of grant of the award. We may grant nonqualified and incentive stock options under the SIP. Incentive stock options are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the SIP.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment based on the appreciation in the fair market value of the common stock from the date of grant to the date of exercise. As determined by the Committee, the payment may be paid in cash, in shares of common stock or a combination thereof.

Restricted Stock Awards and Restricted Stock Units. A restricted stock award is an award of a fixed number of shares of common stock subject to restrictions. The Committee specifies the price, if any, the participant must pay for the shares and the restrictions (which may include, for example, continued service only and/or performance standards) imposed on the shares. The Committee may also grant RSUs under the SIP, which entitle the recipient to receive shares of common stock upon or after the applicable vesting conditions have been satisfied.

Stock Bonuses. The Committee may grant a stock bonus to any eligible employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on the shares) as determined from time to time by the Committee. The number of shares so awarded will be determined by the Committee and may be granted independently or in lieu of a cash bonus.

Performance-Based Awards. The Committee may grant to key employees of the Company and our subsidiaries “Performance-Based Awards” designed to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code. These Performance-Based Awards are in addition to options or stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes.

Performance-Based Awards are earned and payable only if performance reaches specific, pre-established performance goals related to one or more business criteria approved by the Committee. The performance goals must be approved by the Committee in advance of applicable deadlines under the Internal Revenue Code and while the performance relating to the goals remains substantially uncertain. The performance goals may be established based on one or a combination of the following business criteria: earnings per share, cash flow, total stockholder return, revenue growth, operating income (before or after giving effect to expenses for bonuses and other incentives, impairment charges related to goodwill and other intangible assets, and/or charges related to natural disasters and related insurance recoveries), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination of these criteria. The business criteria may be applied based on the performance of the Company and/ or one or more of our subsidiaries, divisions, segments, or units. The performance measurement period with respect to an award may be from three months to ten years. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m) of the Internal Revenue Code.

Performance-Based Awards may be stock-based (payable in stock only or in cash or stock) or may be cash-only awards. Before any Performance-Based Award is paid, the Committee must certify that the performance goals have been satisfied. The Committee will have discretion to determine the performance goals and restrictions or other limitations of the individual awards and may reserve “negative” discretion to reduce payments below maximum award limits. The maximum number of shares of common stock which may be subject to options and stock appreciation rights granted to any participant in any fiscal year may not exceed 4,000,000 shares (subject to adjustment). The maximum number of shares of common stock which may be delivered pursuant to all awards that are granted as Performance-Based Awards (other than options and stock appreciation rights) to any participant under the SIP in any fiscal year may not exceed 4,000,000 shares (subject to adjustment). The annual aggregate amount of compensation that may be paid to any participant in respect of cash-based Performance-Based Awards granted to any participant under the SIP in any fiscal year may not exceed $3,000,000.

Non-Employee Director Grant Program. Our Non-Employee Directors are eligible for awards under the SIP from time to time as provided in our Director Compensation Policy, which is described in more detail under “Director Compensation—Fiscal 2012.”

Deferrals. The SIP authorizes the Committee to permit the deferred payment of awards. The Committee may determine the form and timing of payment, vesting, and other terms applicable to deferrals.

Transferability Restrictions. Participants generally may not transfer SIP awards or subject them in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. The Committee may, however, permit selected persons or entities related to a participant to exercise awards for estate and/or tax planning purposes.

Acceleration of Awards; Possible Early Termination of Awards. Unless before a Change in Control Event the Committee determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option and stock appreciation right will become immediately exercisable, restricted stock and stock units will vest, and performance-based awards will become payable. A “Change in Control Event” under the SIP generally includes (subject to identified exceptions) the dissolution or liquidation of the Company, certain mergers, consolidations or reorganizations in which stockholders before the transaction do not continue to own more than 50% of the company following the transaction, a sale of all or substantially all of our business and/or assets, the acquisition, directly or indirectly, of shares amounting to more than 50% of combined outstanding shares by any person, or changes in Board composition such that individuals who at the beginning of any two-year period constituted the Board cease to constitute at least a majority thereof, unless such individuals were approved by a vote of at least a majority of the Board members then still in office who were Board members at the beginning of such period (including new members whose election or nomination was so approved, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or solicitation of proxies or consents on behalf of a person other than the Board).

Termination of or Changes to the SIP. The board of directors may amend or terminate the SIP at any time and in any manner. Stockholder approval for an amendment will generally not be obtained unless required by applicable law or deemed necessary or advisable by the board of directors. Unless terminated earlier by the board of directors, the SIP will terminate on December 17, 2013. Outstanding awards generally may be amended, subject to the consent of the holder if the amendment materially and adversely affects the holder. The proposed amendments to the SIP would extend our ability to grant new awards under the SIP until December 31, 2022.

Securities Underlying Awards. The closing market price for a share of our common stock as of December 31, 2012 was $14.17 per share.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the SIP under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the SIP. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

Incentive Stock Options. An incentive stock option grant will not result in any immediate tax consequences to the Company or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), provided the participant, other than a deceased participant, was an employee of the Company or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year of receiving it (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, we will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and we will generally be entitled to a deduction in the same amount.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in any immediate tax consequence to the Company or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. We will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

Restricted Stock. A participant will not recognize taxable income at the time restricted stock is granted unless the participant makes an election to be taxed at that time. If such an election is not made, a participant who receives restricted stock will be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse over the amount, if any, that the participant paid for the shares. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration and the tax basis for such shares will be equal to the market value thereof on such date. In most instances, we will be entitled to a deduction equal to the amount treated as compensation to the participant.

Restricted Stock Units, Performance-Based Awards and Stock Bonuses. A participant who receives a RSU, performance-based award or stock bonus award will recognize income, and we will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant and we will generally be entitled to a tax deduction for the same amount.

Tax Deductibility Limitation. If an award is accelerated under the SIP in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). In addition, the U.S. Internal Revenue Code limits the allowable tax deduction that may be taken by us for compensation paid to our Chief Executive Officer and our three highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the SIP, stock options, stock appreciation rights and performance-based awards are intended to qualify as performance based compensation not subject to the $1,000,000 limitation. Restricted stock, RSUs and stock bonus awards that are not performance based would be subject to the limitation. As described above, if stockholders approve the proposed amendments to the SIP, the Performance-Based Award feature of the SIP will be extended through the first annual meeting of our stockholders that occurs in 2018. This expiration time is earlier than the proposed expiration date of the SIP as described above and is required under applicable tax rules.

Specific Benefits

The Committee has not approved any awards under the SIP that are conditioned upon stockholder approval of the proposed amendments. The Committee is not currently considering any other specific award grants under the SIP except for grants to Non-Employee Directors under the automatic grant program described under the heading, “Non-Employee Director Grant Program” above, pursuant to which the number of RSUs that will be granted to the Non-Employee Directors under the SIP will be determined based on the closing price of our common stock at the time of grant as described above. Assuming, for illustrative purposes only, that the price of our common stock used for the conversion of the dollar amounts set forth above into shares was $14.17 (which was the closing price of our common stock on December 31, 2012), the number of RSUs that would be allocated to the seven Non- Employee Directors as a group pursuant to the formulaic annual RSU grants is 776,290. This figure represents the aggregate number of shares that would be subject to the annual RSU grants under our Director Compensation Policy for fiscal years 2013 through 2023 (the ten remaining years in the term of the SIP if stockholders approve the SIP proposal). This calculation assumes, among other future variables, that there are no new eligible directors, there continue to be seven eligible directors seated and there are no changes to the awards granted pursuant to our Director Compensation Policy including, without limitation, the board’s exercise of its ability to prospectively change the Director Compensation Policy from time to time. The actual number of shares that will be subject to RSUs for annual grants to continuing Non-Employee Directors pursuant to our Director Compensation Policy, as well as initial grants to new Non-Employee Directors, is not determinable.

If the amendments reflected in this SIP proposal had been in effect in fiscal 2012, the Company expects that its award grants for fiscal 2012 would not have been substantially different from those actually made under the SIP. The grant of additional stock-based awards under the SIP in the future and the nature of any such awards are subject to the discretion of the Committee. Accordingly, the number, amount and type of discretionary awards to be received by or allocated to eligible employees and directors under the SIP as a result of the proposed amendments in the future cannot be determined. For information regarding the equity awards granted our NEOs during fiscal 2012, see the material in the “Compensation Discussion and Analysis” section under the heading “Fiscal 2012 Executive Compensation Decisions—Long-Term Incentive Compensation.”

Aggregate Past Grants Under the SIP

As of January 1, 2013, awards covering 54,769,908 shares of our common stock had been granted under the SIP. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

Name and Position	STOCK OPTIONS				RESTRICTED STOCK
	Number of Shares Subject to Past Option Grants(1)	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of 1/1/2013		Number of Shares Subject to Past Restricted Stock Grants(1)	Number of Shares Vested as of 1/1/2013	Number of Shares Outstanding and Unvested as of 1/1/2013
			Exercisable	Unexercisable
Executive Group:
Patti S. Hart	1,365,559	165,426	789,243	410,890	1,233,764	305,365	928,399
Chief Executive Officer
John Vandemore(2)	—	—	—	—	125,383	—	125,383
Chief Financial Officer and Treasurer
Eric A. Berg	112,200	—	28,050	84,150	161,871	26,707	135,164
Chief Operations Officer
Eric P. Tom	270,083	—	160,658	109,425	321,128	55,306	265,822
Executive Vice President Global Sales
Robert C. Melendres	134,260	—	82,195	52,065	213,383	35,344	178,039
Executive Vice President Emerging Businesses
Patrick W. Cavanaugh(3)	64,871	64,871	—	—	47,723	47,723	—
Former Chief Financial Officer and Treasurer
Total for Executive Group(4)	1,946,973	230,297	1,060,146	656,530	2,103,252	470,445	1,632,807
Paget L. Alves	42,000	—	35,333	6,667	20,329	8,833	11,496
Janice Chaffin	31,000	—	24,333	6,667	17,579	6,083	11,496
Greg Creed	31,000	—	24,333	6,667	34,147	22,651	11,496
Robert J. Miller	164,000	—	164,000	—	20,829	11,000	9,829
David E. Roberson	53,000	20,000	33,000	—	23,079	13,250	9,829
Vincent L. Sadusky	31,000	—	24,333	6,667	25,822	14,326	11,496
Philip G. Satre	68,000	31,000	37,000	—	34,497	21,391	13,106
Non-Executive Director Group(5)	420,000	51,000	342,332	26,668	176,282	97,534	78,748
Each other person who has received 5% or more of the options, warrants or rights under the SIP	—	—	—	—	—	—	—
Non-Executive Officer Employee Group(6)	16,848,676	7,394,912	7,297,175	2,156,589	9,361,598	4,462,910	4,898,688
Total

(1)	Does not include shares that have been cancelled or forfeited.

(2)	Mr. Vandemore was appointed Chief Financial Officer and Treasurer effective February 13, 2012, and was not employed by the company prior to that.

(3)	Mr. Cavanaugh resigned as our Executive Vice President, Chief Financial Officer and Treasurer effective February 10, 2012.

(4)	All current executive officers as a group.

(5)	All current directors who are not executive officers as a group.

(6)	All employees, including all current officers who are not executive officers, as a group.

Ms. Hart and each of the non-executive directors identified above is a nominee for re-election as a director at the 2013 annual meeting.

Equity Compensation Plan Information

The following table sets forth, for our compensation plans under which shares of our common stock are authorized for issuance other than our tax-qualified Profit Sharing (401(k)) Plan, the number of shares of our common stock subject to outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of shares remaining available for future award grants as of the end of fiscal 2012.

Plan Category	Number of shares of IGT common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of shares of IGT common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	16,809,567	(1)	$18.12	29,342,167	(1)
Equity compensation plans not approved by stockholders	10,241		$10.01	387,914	(2)

Total	16,819,808		$18.12	29,730,081

(1)

Includes 12,117,086 shares subject to option awards and 4,692,481 RSUs; does not include 140,375 shares issued and outstanding pursuant to unvested restricted stock awards. The weighted average exercise price is exclusive of outstanding RSUs. Of these shares, 28,350,032 were available for award grant purposes under the SIP and 992,135 were available under our Employee Stock Purchase Plan (the “ESPP”). Subject to certain express limits of the SIP, shares available for award purposes under the SIP generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock or units of our common stock including, without limitation, stock bonuses, restricted stock, and performance shares.

(2)

These shares were made available for purchase under the International Game Technology Savings Related Share Option Scheme (“ShareSave”) established in January 1999. ShareSave is a broad-based employee stock purchase program available to certain of our employees in the UK. ShareSave was designed to satisfy certain tax requirements under applicable UK tax law. ShareSave is generally intended to replicate for our UK employees the same incentives that are made available to our US employees through the ESPP. Stockholder approval for ShareSave was not required.

Recommendation of IGT Board of Directors

Our board of directors believes that the approval of the proposed amendments to the SIP will promote the interests of the Company and our stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in stockholder value.

All members of our board of directors are eligible for awards under the SIP and thus have a personal interest in the approval of the proposed amendments.

Approval of the proposed amendments requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal and that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. Abstentions will not be considered votes cast on the proposal but are counted as shares entitled to vote on the proposal. Broker non-votes will not be considered votes cast, or as shares entitled to vote, on the proposal, and therefore will not be counted for purposes of determining the outcome of the proposal.

Our board of directors recommends a vote FOR the proposed amendments to the SIP as described above on the WHITE proxy card.

PROPOSAL 3—ADVISORY VOTE TO APPROVE THE COMPANY’S
EXECUTIVE COMPENSATION

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

The Company’s executive compensation program is intended to promote recruitment and retention of key employees with exceptional abilities, and motivate and reward performance that is critical to the success of the Company. We strive to align the interests of executives, employees and stockholders and to provide a strong link between pay and the Company’s performance. Overall, the Compensation Committee believes that a mix of both cash and equity incentives is appropriate, as annual cash incentives reward executives for performance and near term results, while equity incentives motivate executives to increase stockholder value in the long term.

As described in the Compensation Discussion and Analysis beginning on page 24, changes made in our executive compensation program early in fiscal 2012 included the following:

•	performance-based RSUs were included as an element of our fiscal 2012 equity award mix and stock options were eliminated;

•	the targeted values of the equity awards granted to our NEOs were reduced from fiscal 2011 levels;

•

the threshold level of adjusted operating income that had to be achieved in order for a bonus to be payable under our bonus plan was increased from 70% of the targeted level to 80% of the targeted level, and certain other elements of the bonus plan payout formula were modified; and

•	we adopted Executive Officer Equity Holding Guidelines.

The Compensation Committee also conducted a mid-fiscal 2012 review of the executive compensation program to take into account the say-on-pay voting results at the 2012 Meeting, subsequent meetings with the independent consultants of the Compensation Committee, and discussions with certain major institutional stockholders. This review has led to significant changes, described below, in our executive compensation program, which we believe address the concerns that led to the say-on-pay voting results at the 2012 Meeting. However, because our compensation program for fiscal 2012 had already been put in place before the 2012 Meeting, a number of the changes we made after the 2012 Meeting could not be implemented until fiscal 2013. Specifically, changes made by the Compensation Committee include:

•	increasing the performance element of our long-term incentive awards to a fiscal 2013 equity mix of 60% performance-based RSUs (an increase from 20% in fiscal 2012) and 40% time-based RSUs;

•	implementing a new 3-year performance measurement period and new performance metrics for our performance-based RSUs awarded in fiscal 2013 (EPS and Relative TSR);

•

modifying our pay philosophy as it relates to pay positioning for fiscal 2013, so that base pay, annual compensation, and long-term incentive awards are generally targeted at the median of our peer companies;

•	providing no NEO base salary increases for fiscal 2013;

•	modifying our Executive Officer Equity Holding Guidelines to double the required CEO holdings;

•	adopting a clawback policy;

•

revising the peer group used by the Compensation Committee in making executive compensation decisions for fiscal 2013, in order to position the Company near the median of revenue and market capitalization of the peer group companies; and

•

in the change in control provisions applicable to the new performance-based RSUs awarded in fiscal 2013, providing that the awards will not automatically vest in connection with a change in control event (absent a termination of employment and so long as the awards are assumed or continued after the related change in control transaction).

We believe these changes, which are described in more detail in the Compensation Discussion and Analysis, will further align our executive compensation program with best practices, enhance stockholder value, and enable us to better achieve our business goals.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our board of directors will request your advisory vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding on the Company or our board of directors, and will not be construed as overruling a decision by the Company or our board of directors or creating or implying any additional fiduciary duty for the Company or our board of directors. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Recommendation of IGT Board of Directors

If a quorum is present, in order to approve the advisory vote on the Company’s executive compensation, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it. Abstentions will not be considered votes cast on the proposal but are counted as shares entitled to vote on the proposal. Broker non-votes will not be considered votes cast, or as shares entitled to vote, on the proposal, and therefore will not be counted for purposes of determining the outcome of the proposal.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2014 annual meeting of stockholders.

Our board of directors recommends that you vote FOR the approval of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, on the WHITE proxy card.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending September 30, 2013. The board of directors recommends that the stockholders ratify the appointment of PwC by the Audit Committee to audit our financial statements for the current fiscal year ending September 30, 2013. We expect a PwC representative will attend the annual meeting, have an opportunity to make a statement if desired, and be available to respond to appropriate questions.

Although ratification by the stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined it a good corporate practice to request stockholder ratification of its selection of the independent registered public accounting firm. In the event the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. The Audit Committee, in its discretion, may change the appointment at any time if it determines a change would be in the best interests of IGT and its stockholders.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

Audit Committee Report

The Audit Committee assists the board of directors in overseeing the quality of IGT’s accounting, auditing and financial reporting practices in accordance with its written charter.

The Audit Committee consists of three members, each satisfying the applicable SEC and NYSE requirements for independence, financial literacy and experience for audit committee members. Management is responsible for the financial reporting process, preparation of consolidated financial statements in accordance with generally accepted accounting principles, and the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. IGT’s independent auditors are responsible for auditing IGT’s financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2012, the Audit Committee held 12 meetings and acted by unanimous written consent on one other occasion. The Audit Committee met and held discussions with management, the internal auditors and the independent auditors, PwC. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors and the independent auditors. The Audit Committee discussed matters with PwC required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees, as amended.”

The Audit Committee reviewed and discussed the audited consolidated financial statements of IGT as of and for the year ended September 30, 2012 with management and the independent auditors. The board of directors, including the Audit Committee, received an opinion of PwC as to the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met regularly with the internal and independent auditors and management to discuss examination results, evaluations of IGT’s internal controls, and the overall quality of IGT’s accounting principles.

In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning its independence, and has discussed with PwC its independence. In particular, the Audit Committee discussed with PwC any relationships that may have an impact on their objectivity and independence and is satisfied with PwC’s independence. The Audit Committee also considered whether PwC’s provision of other non-audit services to IGT is compatible with maintaining independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on the review and discussions mentioned above, subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, the Audit Committee recommended to the board of directors that IGT’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

AUDIT COMMITTEE

Vincent L. Sadusky, Chair
Janice Chaffin
David E. Roberson

Fees Paid to Independent Registered Public Accounting Firm

All services provided by our independent auditors, PwC, for the fiscal years 2012 and 2011 were pre-approved by our Audit Committee. The Audit Committee concluded that the non-audit services provided by PwC entities were compatible with maintaining auditor independence. Aggregate fees for which we have been or expect to be billed for services rendered for the relevant years are presented below.

Fiscal Years	2012	2011
(in millions)
Audit(1)	$2.9	$2.4
Audit-related(2)	0.6	0.4
Tax(3)	0.7	0.9
Other	—	—

Total	$4.2	$3.7

(1)

Audit fees consist of services normally provided in connection with statutory and regulatory filings or engagements, including services that generally only the independent accountant can reasonably provide.

(2)

Audit-related fees are comprised of assurance and associated services traditionally performed by the independent accountant, specifically: attest services not required by statute or regulation; accounting consultation and audits in connection with mergers, acquisitions and divestitures; employee benefit plan audits; and consultation concerning financial accounting and reporting standards.

(3)	Tax fees include tax preparation and compliance services, as well as tax planning and advisory services of $0.4 million in fiscal 2012 and $0.2 million in fiscal 2011.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves certain specific services in the defined categories of audit services, audit related services, and tax services up to specified amounts, and sets requirements for specific case by case pre-approval of discrete projects which may have a material effect on our operations or services over certain amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes Oxley Act or the rules of the SEC and also considers whether proposed services are compatible with the independence of the public accountants. All services included in the table of aggregate fees paid to our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with its policy.

Recommendation of IGT Board of Directors

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Our board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending September 30, 2013 on the WHITE proxy card.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Proposals for Inclusion in Proxy Statement. Proposals of stockholders intended to be presented at our next annual meeting must be received by us by September 25, 2013 to be considered for inclusion in our proxy statement relating to that meeting. If we change the date of our next annual meeting by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for that next annual meeting, provided that you also meet the additional deadline for stockholder proposals required by our Bylaws and summarized below. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals to be Addressed at Meeting. Stockholders desiring to present a proposal at the next annual meeting but who do not desire to have the proposal included in the proxy materials distributed by us must deliver written notice of such proposal to us no earlier than 90 and no later than 60 days prior to the one year anniversary of this year’s annual meeting. However, in the event that the date of our next annual meeting is more than 30 days before or more than 60 days after the date of this year’s annual meeting, then the deadline is no later than 90 days before our next annual meeting or, if later, the 10th day following the day on which we mail a notice of or publicly announce the date of our next annual meeting. Stockholder proposals that do not meet the notice requirements set forth above and further described in Section 3.2 of our Bylaws will not be acted upon at the 2014 annual meeting.

ANNUAL REPORT

Our annual report to stockholders, containing audited financial statements, accompanies this proxy statement. Stockholders may also obtain a copy of the Form 10-K (including the financial statements and any financial statement schedules), without charge, upon written request to:

International Game Technology
Attn: Investor Relations
6355 South Buffalo Drive
Las Vegas, Nevada 89113

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In accordance with the rules of the SEC, for stockholders who have requested a printed copy of our proxy materials, we are delivering only one Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials (the “Notice”) to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of this Proxy Statement, Annual Report or Notice to a stockholder at a shared address to which a single copy of these documents was delivered. If you are a stockholder at a shared address to which we delivered a single copy of this Proxy Statement, Annual Report or Notice and you desire to receive a separate copy of any of these documents, or if you desire to notify us that you wish to receive a separate proxy statement or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of each of these documents and you desire to receive one copy in the future, you may call Broadridge Financial Solutions at (800) 542-1061, or submit your request by mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS

Paul C. Gracey, Jr.
Secretary

Las Vegas, Nevada
January 23, 2013

Appendix A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2013 annual meeting of stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “PROPOSAL 1—ELECTION OF DIRECTORS” of this proxy statement. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address	Address of Organization of Principal Occupation or Employment
Paget L. Alves	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	Sprint Nextel Corporation 6200 Sprint Parkway Overland Park, Kansas 66251
Janice Chaffin	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	Symantec Corporation 350 Ellis Street Mountain View, California 94043
Greg Creed	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	Taco Bell Corp. 1 Glen Bell Way Irvine, California 92618
Patti S. Hart	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113
Robert J. Miller	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	Robert J. Miller Consulting 900 South Pavilion Center Drive, Suite 160 Las Vegas, Nevada 89144
David E. Roberson	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113
Vincent L. Sadusky	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	LIN TV Corp. One West Exchange Street, Suite 5A Providence, Rhode Island 02903
Philip G. Satre	c/o International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113	457 Court Street Reno, Nevada 89501

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is International Game Technology 6355 South Buffalo Drive, Las Vegas, Nevada 89113.

Name	Occupation
Paul C. Gracey, Jr.	General Counsel and Secretary
Patti S. Hart	Chief Executive Officer
Matt Moyer	Vice President—Investor Relations
John Vandemore	Chief Financial Officer and Treasurer

Information Regarding Ownership of IGT Securities by Participants

The number of shares of our common stock held by our directors and named executive officers as of January 1, 2013 is set forth under the “Equity Security Ownership of Management and Other Beneficial Owners” section of this proxy statement. The following table sets forth the number of shares held as of January 1, 2013 by our other employees who are deemed “participants” in our solicitation of proxies. No participant owns any securities of the Company of record that such participant does not own beneficially.

Name of Beneficial Owner	Number of Shares Beneficially Owned
Paul C. Gracey, Jr.	0
Matt Moyer	31,632

Information Regarding Transactions in IGT Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (January 1, 2011—January 1, 2013)

Name	Date	# of Shares	Transaction Description
Paget L. Alves	3/1/2011	2,750	Acquisition—Restricted Stock Unit Award
	3/1/2011	11,000	Acquisition—Option Award
	4/8/2011	16,058	Acquisition—Dividend Reinvestment
	7/8/2011	14,963	Acquisition—Dividend Reinvestment
	3/5/2012	9,829	Acquisition—Restricted Stock Unit Award
Janice Chaffin	3/1/2011	2,750	Acquisition—Restricted Stock Unit Award
	3/1/2011	11,000	Acquisition—Option Award
	3/5/2012	9,829	Acquisition—Restricted Stock Unit Award
Greg Creed	3/1/2011	2,750	Acquisition—Restricted Stock Unit Award
	3/1/2011	11,000	Acquisition—Option Award
	6/13/2011	1,000	Acquisition—Open Market Purchase
	7/29/2011	1,000	Acquisition—Open Market Purchase
	8/10/2011	2,000	Acquisition—Open Market Purchase
	10/3/2011	2,731	Acquisition—Deferred Stock Unit
	1/3/2012	2,150	Acquisition—Deferred Stock Unit
	3/5/2012	9,829	Acquisition—Restricted Stock Unit Award

Name	Date	# of Shares	Transaction Description
	4/2/2012	2,185	Acquisition—Deferred Stock Unit
	7/2/2012	2,879	Acquisition—Deferred Stock Unit
	10/1/2012	3,448	Acquisition—Deferred Stock Unit
	12/13/2012	3,175	Acquisition—Deferred Stock Unit
Patti S. Hart	2/28/2011	1,405	Acquisition—Employee Stock Purchase Plan
	11/28/2011	165,426	Acquisition—Option Exercise
	12/16/2011	210,457	Acquisition—Restricted Stock Unit Award
	12/16/2011	52,234	Acquisition—Restricted Stock Unit Award
	2/29/2012	1,489	Acquisition—Employee Stock Purchase Plan
	11/9/2012	3,867	Disposition—Surrender of shares for tax withholding
	12/13/2012	137,961	Acquisition—Restricted Stock Unit Award
	12/13/2012	176,968	Acquisition—Restricted Stock Unit Award
Robert J. Miller	3/1/2011	2,750	Acquisition—Option Award
	3/1/2011	11,000	Acquisition—Restricted Stock Unit Award
	3/5/2012	9,829	Acquisition—Restricted Stock Unit Award
David E. Roberson	1/3/2011	700	Disposition—Open Market Sale
	1/3/2011	2,000	Acquisition—Option Exercise
	1/3/2011	2,000	Disposition—Open Market Sale
	2/1/2011	700	Disposition—Open Market Sale
	2/1/2011	2,000	Acquisition—Option Exercise
	2/1/2011	2,000	Disposition—Open Market Sale
	3/1/2011	2,750	Acquisition—Restricted Stock Unit Award
	3/1/2011	11,000	Acquisition—Option Award
	3/1/2011	700	Disposition—Open Market Sale
	3/1/2011	2,000	Acquisition—Option Exercise
	3/1/2011	2,000	Disposition—Open Market Sale
	4/1/2011	700	Disposition—Open Market Sale
	4/1/2011	2,000	Acquisition—Option Exercise
	4/1/2011	2,000	Disposition—Open Market Sale
	5/2/2011	700	Disposition—Open Market Sale
	5/2/2011	2,000	Acquisition—Option Exercise
	5/2/2011	2,000	Disposition—Open Market Sale
	6/1/2011	700	Disposition—Open Market Sale
	6/1/2011	1,000	Acquisition—Option Exercise
	6/1/2011	1,000	Disposition—Open Market Sale
	7/1/2011	700	Disposition—Open Market Sale
	7/1/2011	3,000	Acquisition—Option Exercise
	7/1/2011	3,000	Disposition—Open Market Sale
	8/1/2011	700	Disposition—Open Market Sale
	8/1/2011	2,000	Acquisition—Option Exercise
	8/1/2011	2,000	Disposition—Open Market Sale
	9/1/2011	700	Disposition—Open Market Sale
	10/3/2011	700	Disposition—Open Market Sale
	10/27/2011	4,000	Acquisition—Option Exercise
	10/27/2011	4,000	Disposition—Open Market Sale
	3/5/2012	9,829	Acquisition—Restricted Stock Unit Award
	11/30/12	12,000	Acquisition—Open Market Purchase
Vincent L. Sadusky	3/1/2011	2,750	Acquisition—Restricted Stock Unit Award
	3/1/2011	11,000	Acquisition—Option Award
	10/3/2011	773	Acquisition—Deferred Stock Unit
	1/3/2012	1,218	Acquisition—Deferred Stock Unit
	3/5/2012	9,829	Acquisition—Restricted Stock Unit Award

Name	Date	# of Shares	Transaction Description
	4/2/2012	1,238	Acquisition—Deferred Stock Unit
	7/2/2012	1,519	Acquisition—Deferred Stock Unit
	10/1/2012	1,819	Acquisition—Deferred Stock Unit
	12/31/2012	1,676	Acquisition—Deferred Stock Unit
Philip G. Satre	3/1/2011	4,250	Acquisition—Restricted Stock Unit Award
	3/1/2011	16,000	Acquisition—Option Award
	10/3/2011	3,641	Acquisition—Deferred Stock Unit
	3/5/2012	13,106	Acquisition—Restricted Stock Unit Award
	11/21/2012	37,750	Acquisition—Open Market Purchase
	11/29/2012	20,000	Acquisition—Option Exercise
	11/29/2012	11,000	Acquisition—Option Exercise
	12/6/2012	48,750	Transfer to Trust
Paul C. Gracey, Jr.	11/16/2012	43,516	Acquisition—Restricted Stock Unit Award
	12/13/2012	28,923	Acquisition—Restricted Stock Unit Award
	12/13/2012	6,183	Acquisition—Restricted Stock Unit Award
Matt Moyer	11/23/2011	321	Acquisition—401(k) Plan Purchases(1)
	12/16/2011	10,672	Acquisition—Restricted Stock Unit Award
	12/16/2011	448	Disposition—Surrender of shares for tax withholding
	9/14/2012	1,257	Disposition—Open market sale
	12/13/2012	10,123	Acquisition—Restricted Stock Unit Award
	12/13/2012	1,154	Disposition—Surrender of shares for tax withholding
John Vandemore	2/17/2012	42,194	Acquisition—Restricted Stock Unit Award
	12/13/2012	36,443	Acquisition—Restricted Stock Unit Award
	12/13/2012	83,189	Acquisition—Restricted Stock Unit Award

(1)	Reflects purchases of units in an IGT Stock Fund through bi-weekly contributions to a 401(k) plan from November 12, 2010 through November 23, 2011. As of January 1, 2013, these units covered approximately 321 shares of common stock.

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth below, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or the proxy statement, none of the participants listed above or any of their associates have (i) other than the employment and executive transition agreements described in the “EXECUTIVE COMPENSATION” section of this proxy statement, any arrangements or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Appendix B

Reconciliation of our non-GAAP adjusted diluted earnings per share from continuing operations results for each of the past four fiscal years with GAAP diluted earnings per share from continuing operations for those years.

Year Ended September 30, 2012
GAAP Diluted Earnings Per Share (“EPS”) From Continuing Operations	$0.86
Acquisition related charges:(a)
Contingent retention & earn-out	0.15
Amortization of intangibles	0.04
Professional fees	0.01
Impairment and restructuring:
Patents (Walker Digital)	0.03
Notes (Alabama)	0.03
Entraction reorganization	(0.10)
Distributor settlement	0.01
Severance	0.01

Total non-GAAP adjustments	0.18

Adjusted EPS From Continuing Operations	$1.04

(a)	Primarily related to our acquisition of Double Down Interactive LLC.

Year Ended September 30, 2011
GAAP Diluted EPS From Continuing Operations	$0.97
IP Usage settlements	0.01
Impairment	0.03
Investment gain	(0.01)
Certain discrete tax items (benefits)	(0.07)

Total non-GAAP adjustments	(0.04)

Adjusted EPS From Continuing Operations	$0.93

Year Ended September 30, 2010
GAAP Diluted EPS From Continuing Operations	$0.73
Impairment and restructuring	0.15
Investment loss	0.07
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.12)

Total non-GAAP adjustments	0.11

Adjusted EPS From Continuing Operations	$0.84

Year Ended September 30, 2009
GAAP Diluted EPS From Continuing Operations	$0.50
Impairment and restructuring	0.24
Investment loss	0.05
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.06)

Total non-GAAP adjustments	0.24

Adjusted EPS From Continuing Operations	$0.74

B-1

Adjusted earnings per share from continuing operations is a non-GAAP financial measure. We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

B-2

Appendix C

INTERNATIONAL GAME TECHNOLOGY
2002 STOCK INCENTIVE PLAN

As Amended January 5, 2013

TABLE OF CONTENTS

I.	THE PLAN 1		C-1
	1.1	Purpose	C-1
	1.2	Administration and Authorization; Power and Procedure	C-1
	1.3	Participation	C-2
	1.4	Shares Available for Awards; Share Limits	C-2
	1.5	Grant of Awards	C-3
	1.6	Award Period	C-3
	1.7	Limitations on Exercise and Vesting of Awards	C-3
	1.8	Acceptance of Notes to Finance Exercise	C-4
	1.9	No Transferability	C-4
II.	OPTIONS		C-5
	2.1	Grants	C-5
	2.2	Option Price	C-5
	2.3	Limitations on Grant and Terms of Incentive Stock Options	C-5
	2.4	Limits on 10% Holders	C-6
III.	STOCK APPRECIATION RIGHTS		C-6
	3.1	Grants	C-6
	3.2	Exercise of Stock Appreciation Rights	C-6
	3.3	Payment	C-7
	3.4	Limited Stock Appreciation Rights	C-7
IV.	RESTRICTED STOCK AWARDS		C-7
	4.1	Grants	C-7
	4.2	Restrictions	C-8
	4.3	Return to the Corporation	C-8
V.	PERFORMANCE SHARE AWARDS AND STOCK BONUSES		C-8
	5.1	Grants of Performance Share Awards	C-8
	5.2	Special Performance-Based Share Awards	C-9
	5.3	Grants of Stock Bonuses	C-10
	5.4	Deferred Payments	C-10
VI.	OTHER PROVISIONS		C-10
	6.1	Rights of Eligible Persons, Participants and Beneficiaries	C-10
	6.2	Adjustments; Acceleration	C-11
	6.3	Effect of Termination of Employment or Services	C-12
	6.4	Compliance with Laws	C-13
	6.5	Tax Withholding	C-13
	6.6	Plan Amendment, Termination and Suspension	C-13
	6.7	Privileges of Stock Ownership	C-14
	6.8	Effective Date of the Plan	C-14
	6.9	Term of the Plan	C-14
	6.10	Governing Law; Construction; Severability	C-14
	6.11	Captions	C-15
	6.12	Effect of Change of Subsidiary, Division, or Unit Status	C-15
	6.13	Non-Exclusivity of Plan	C-15
VII.	NON-EMPLOYEE DIRECTOR AWARDS		C-15
VIII.	DEFINITIONS		C-15
	8.1	Definitions	C-15

-i-

2002 Stock Incentive Plan, as amended.

INTERNATIONAL GAME TECHNOLOGY
2002 STOCK INCENTIVE PLAN

As Amended January 5, 2013

I. THE PLAN

1.1 Purpose

The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with Awards and incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate and retain experienced and knowledgeable independent directors. “Corporation” means International Game Technology, a Nevada corporation, and “Company” means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article VIII.

1.2 Administration and Authorization; Power and Procedure

(a) Committee. This Plan shall be administered by and all Awards to Eligible Persons shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

(b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

(i) to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive any Awards;

(ii) to grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such individuals, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

(iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or as among Participants);

(iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(v) to cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6;

(vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6;

(vii) to adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Committee may deem appropriate, in each case subject to Sections 1.4 and 6.6; and

(viii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation. The Committee may delegate ministerial, non-discretionary functions to a third-party administrator or to individuals who are officers or employees of the Company.

1.3 Participation

Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

1.4 Shares Available for Awards; Share Limits

Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration. Subject to adjustment as provided in or pursuant to this Section 1.4 or Section 6.2:

(a) Aggregate Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to all Awards granted under this Plan shall not exceed 78,000,000 shares of Common Stock.

(b) Individual Limits. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that are granted under this Plan during any fiscal year to any individual shall not exceed 4,000,000 shares. Additional limits are in Section 5.2(c).

(c) Incentive Stock Option Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Options intended as Incentive Stock Options granted under this Plan shall not exceed 78,000,000.

(d) Full-Value Awards. Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the aggregate share limits set forth in Section 1.4(a) above as two (2) shares for every one (1) share actually issued in connection with such Award. (For example, if a Stock Bonus of 100 shares of Common Stock is granted under this Plan, 200 shares shall be charged against the applicable share limit in Section 1.4(a) in connection with that Award.) For this purpose, a “Full-Value Award” means any Award under this Plan that is not either: (1) a delivery of shares in respect of Option grants, or (2) a delivery of shares in respect of Stock Appreciation Right grants.

(e) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the applicable limit under Section 1.4(a) or other any other limit set forth above in this Section 1.4. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Awards under this Plan and shall not count against the applicable limit under Section 1.4(a) or any other limit set forth above in this Section 1.4. Shares that are exchanged by a Participant or withheld by the Corporation as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under this Plan. In instances where a Stock Appreciation Right or other Award is settled in cash or any form other than shares of Common Stock, no shares shall be counted against the applicable limit under Section 1.4(a) or any other limit set forth above in this Section 1.4. The payment of cash dividends and dividend equivalents in conjunction with outstanding Awards shall not be counted against the shares available for issuance under this Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the shares available for issuance under this Plan.

(f) Section 162(m). Adjustments to the share limit set forth in Section 1.4(a) as well as the other limits set forth above are subject to any applicable limitations under Section 162(m) of the Code with respect to Awards intended as performance-based compensation thereunder.

1.5 Grant of Awards

Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement that shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

1.6 Award Period

Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options, Stock Appreciation Rights or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

1.7 Limitations on Exercise and Vesting of Awards

(a) Exercise. Unless the Committee expressly provides otherwise, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

(b) Procedure. Any exercisable Award may be exercised in accordance with the procedures set forth in the applicable Award Agreement.

(c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8 Acceptance of Notes to Finance Exercise

The Corporation may, with the Committee’s approval, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

(a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under this Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

(b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

(c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

(d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

(e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

(f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

1.9 No Transferability

(a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

(b) Exceptions. The Committee may permit Awards to be exercised by certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

(c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.9(a) shall not apply to:

(i) transfers to the Corporation (for example, in connection with the cancellation or termination of the Award),

(ii) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(iii) transfers pursuant to a QDRO if approved or ratified by the Committee,

(iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(v) the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

(d) Limitations on Incentive Stock Options and Restricted Stock Awards. Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards may not be transferred other than by will or the laws of descent and distribution and in all events shall be subject to any and all applicable transfer restrictions under the Code.

II. OPTIONS

2.1 Grants

One or more Options may be granted under this Article to any Eligible Person. Each Option granted may be either an Option intended to be an Incentive Stock Option, or an Option not so intended, and such intent shall be indicated in the applicable Option Agreement.

2.2 Option Price

(a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but in no case shall such purchase price be less than 100% (110% in the case of an Option intended as an Incentive Stock Option granted to a Participant described in Section 2.4) of the Fair Market Value of a share of Common Stock on the Award Date.

(b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Option Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Option by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. Any shares of Common Stock used to satisfy the exercise price of an Option that were initially acquired upon exercise of a stock option must have been owned by the Participant for at least six months prior to such use.

In addition to the payment methods described above, the Committee may, in its discretion, provide that an Option can be exercised in accordance with such cashless exercise procedures as the Committee may adopt in the circumstances.

2.3 Limitations on Grant and Terms of Incentive Stock Options

(a) $100,000 Limit. To the extent that the aggregate “Fair Market Value” of stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other plans of the Company or any parent corporation, such options shall be treated as nonqualified stock options. For this purpose, the “Fair Market Value” of the stock subject to options shall be determined as of the date the options were granted. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(b) Option Period. Each Incentive Stock Option and all rights thereunder shall expire no later than ten years after the Award Date.

(c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.4 Limits on 10% Holders

No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

III. STOCK APPRECIATION RIGHTS

3.1 Grants

In its discretion, the Committee may grant a Stock Appreciation Right to any Eligible Person either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2 Exercise of Stock Appreciation Rights

(a) Exercisability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

(b) Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised and settled in the form of Common Stock (as opposed to cash or other property), the number of underlying shares as to which the exercise related shall be counted against the applicable share limit(s) under Section 1.4 as opposed to only counting the number of shares actually issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant with respect to such exercise is 15,000 shares, 100,000 shares shall be charged against the applicable share limit(s) under Section 1.4 with respect to such exercise.) See Section 1.4(e) as to Stock Appreciation Rights paid in a form other than a Common Stock payment. The number of shares subject to a Stock Appreciation Right, and the related Option (if any), of a Participant shall be reduced by the number of underlying shares as to which the Stock Appreciation Right is exercised.

(c) Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement.

3.3 Payment

(a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

(i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award, which in either case shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Award Date, from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

(b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

3.4 Limited Stock Appreciation Rights

The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event (“Limited SARs”) and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other Stock Appreciation Rights or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the Stock Appreciation Right and a price based upon the Fair Market Value of the shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

IV. RESTRICTED STOCK AWARDS

4.1 Grants

(a) Restricted Stock. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law), the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting and the restrictions (which may be based on performance criteria, the passage of time or such other facts as the Committee may provide or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than 12 months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“restricted shares”) shall bear a legend making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

(b) Stock Units. The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement or Award and any relevant Company deferred compensation plan, in form substantially as approved by the Committee.

(c) Payouts. The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Restricted Stock or Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

4.2 Restrictions

(a) Pre-Vesting Restraints. Except as provided in Section 4.1 and 1.9, restricted shares comprising any Restricted Stock Award and rights in respect to Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares (or units in the case of a Stock Unit Award) have lapsed and the shares have become vested (or amounts paid in respect of the Stock Units).

(b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting. Restricted Stock Awards and Stock Unit Awards may include dividend equivalent rights to the extent authorized by the Committee.

(c) Cash Payments. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares or Stock Units which cease to be eligible for vesting.

4.3 Return to the Corporation

Unless the Committee otherwise expressly provides, restricted shares or Stock Units that remain subject to restrictions at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation or cancelled, as the case may be, in such manner and on such terms as the Committee shall therein provide.

V. PERFORMANCE SHARE AWARDS AND STOCK BONUSES

5.1 Grants of Performance Share Awards

The Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a “performance cycle”) as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the

Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, or Total Disability, a Change in Control Event or in such other circumstances as the Committee consistent with Section 6.10(c)(2), if applicable, may determine.

5.2 Special Performance-Based Share Awards

Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for “performance-based compensation” under Section 162(m) of the Code (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right,” respectively), other performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), whether in the form of restricted stock, performance stock, phantom stock, Cash-Based Awards, or other rights, the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated, segment, subsidiary, business division, channel or other operating group basis, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of Section 5.3(a) in order for such Award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(a) Eligible Class. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be key employees (including officers) of the Company.

(b) Performance Goal Alternatives. The specific performance goals for Performance-Based Awards granted under this Section (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance target(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment. The applicable performance measurement period may not be less than three months nor more than 10 years.

(c) Maximum Performance-Based Award. Notwithstanding any other provision of this Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights which shall be subject to the limit set forth in Section 1.4(b)) that are granted to any one Participant in any one fiscal year shall not exceed 4,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in respect of any Cash-Based Awards that are granted during any fiscal year as Performance-Based Awards shall not exceed $3,000,000.

(d) Committee Certification. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options or Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control Event in accordance with Section 6.2(d).

(e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2 including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

(f) Adjustments for Changes in Capitalization and other Material Changes. In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Corporation, or any similar event consistent with regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

5.3 Grants of Stock Bonuses

The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements, or issue Common Stock for past services in the ordinary course, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4 Deferred Payments

The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

VI. OTHER PROVISIONS

6.1 Rights of Eligible Persons, Participants and Beneficiaries

(a) Employment Status. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

(b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2 Adjustments; Acceleration

(a) Adjustments. Subject to Section 6.2(b), upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or exercise price (which term includes the base price of any Stock Appreciation Right or similar right) of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 1.2(c), any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 6.2(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award or the Award would otherwise continue in accordance with its terms in the circumstances, each Award shall terminate upon the related event; provided that the holder of an Option or Stock Appreciation Right shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and Stock Appreciation Rights (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an Award that is so accelerated may be made contingent upon the actual occurrence of the event).

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. In any of the events referred to in this Section 6.2(b), the Committee may take such action contemplated by this Section 6.2(b) prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares.

Without limiting the generality of Section 1.2(c), any good faith determination by the Committee pursuant to its authority under this Section 6.2(b) shall be conclusive and binding on all persons.

(c) Acceleration of Awards Upon Change in Control. As to any Eligible Person, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock and Stock Units shall immediately vest free of restrictions, and (iii) each Performance Share Award shall become payable to the Participant. The Committee may override the limitations on acceleration in this Section 6.2(c) by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to acceleration does not occur.

6.3 Effect of Termination of Employment or Services

(a) General. The Committee shall establish in respect of each Award granted to an Eligible Person the effect of a termination of employment or services on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination. In addition, in the event of, or in anticipation of, a termination of employment or services with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant’s Award available to the Participant, or the Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

(b) Effect on Unvested Awards. Unless otherwise provided in the applicable Award Agreement and subject to Section 6.12 and the other provisions of this Plan, a Restricted Stock Award, Stock Appreciation Right, Performance Share Award, Stock Unit Award or other Award, to the extent such Award has not vested as of the termination of the Participant’s employment or services shall terminate on the date the Participant ceases to be employed by or to provide services to the Company without further payment or benefit of any kind; and any Option theretofore outstanding shall terminate.

(c) Events Not Deemed Terminations of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Person on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

6.4 Compliance with Laws

This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock, the acceptance or promissory notes and/or payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5 Tax Withholding

(a) Cash or Shares. Upon any exercise, vesting or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award is granted or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In the event shares are withholding to satisfy tax withholding obligations, in no event shall the number of shares withheld exceed the number required to satisfy the minimum required withholding.

(b) Tax Loans. The Committee may, in its discretion, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the provisions of Section 1.8.

6.6 Plan Amendment, Termination and Suspension

(a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. Without limiting the generality of the foregoing, the Board may, at any time, amend any or all of the provisions of Article VII relating to Non-Employee Director Awards. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

(b) Stockholder Approval. To the extent then required under Sections 162, 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

(c) Amendment to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Employee Participant, his or her rights and benefits under an Award.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

(e) No Repricings. Notwithstanding anything to the contrary in this Plan and except for an adjustment pursuant to Section 6.2 or a repricing approved by stockholders, in no case may the Board or Committee (1) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise or base price that is less than the exercise or base price of the original award.

6.7 Privileges of Stock Ownership

Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8 Effective Date of the Plan

The effective date of this Plan shall be the date that it is first approved by the Board (the “Effective Date”).

6.9 Term of the Plan

No Award shall be granted after the close of business on December 31, 2022 (the “Termination Date”). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of outstanding Awards on such Termination Date.

6.10 Governing Law; Construction; Severability

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Nevada.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Plan Construction.

(1) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements for exemptions under Rule 16b-3. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards.

(2) Section 162(m). It is the further intent of the Corporation that (to the extent the Corporation or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Options or Stock Appreciation Rights granted with an exercise or base price not less than Fair Market Value on the date of grant and Awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

6.11 Captions

Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12 Effect of Change of Subsidiary, Division, or Unit Status

For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company. A termination of employment shall also be deemed to occur if an employee is employed in a Company division or business unit and, in connection with the sale, spin-off or other divestiture of that division or unit, the employee’s employment is terminated and the employee does not otherwise continue as an employee of the Company. In the event of a sale, spin-off, or other divestiture of a Subsidiary, Company division or business unit, each employee who incurs a termination of employment in connection therewith (as determined by the Committee in its sole discretion) in accordance with either of the two preceding sentences shall be deemed to have been fully vested in his or her Awards immediately prior to such termination.

6.13 Non-Exclusivity of Plan

Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

6.14 Clawback Policy

The Awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of the shares acquired upon payment of the Awards).

VII. NON-EMPLOYEE DIRECTOR AWARDS

The Board may from time to time provide for Awards under this Plan to Non-Employee Directors on such terms and conditions as it may prescribe (subject to the other express terms and conditions of this Plan).

VIII. DEFINITIONS

8.1 Definitions

(a) “Award” shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Performance Share Award, Performance-Based Award, Cash-Based Award, dividend equivalent or deferred payment right or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

(b) “Award Agreement” shall mean either (1) a written award agreement in a form approved by the Committee and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Corporation and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking Award grants under this Plan generally, as the Committee may provide and, in each case and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.

(c) “Award Date” shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

(d) “Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(e) “Beneficiary” shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of the descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

(f) “Board” shall mean the Board of Directors of the Corporation.

(g) “Cash-Based Awards” shall mean Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

(h) “Cash Flow” shall mean cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

(i) “Change in Control Event” shall mean any of the following:

(1) The dissolution or liquidation of the Corporation (other than in the context of a transaction that does not constitute a Change in Control event under clause (2) below);

(2) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Corporation’s business and/or assets to, one or more entities that are not Subsidiaries (a “Business Combination”), as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity or a parent (“Successor Entity”) thereof immediately after the reorganization are, or will be, owned by stockholders of the Corporation immediately before the Business Combination (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

(3) Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) (other than a person having such ownership at the time of adoption of this Plan) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation, other than (i) an acquisition directly from the Company, (ii) an acquisition by the Company, or (iii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

(4) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least a majority of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(k) “Commission” shall mean the Securities and Exchange Commission.

(l) “Committee” shall mean the Board or one or more committees appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such number as may be required under applicable law. Each member of a Committee in respect of any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of Section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized only by a committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

(m) “Common Stock” shall mean the Common Stock of the Corporation and such other securities or property as may become subject to Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

(n) “Company” shall mean, collectively, the Corporation and its domestic or foreign Subsidiaries or divisions.

(o) “Corporation” shall mean International Game Technology, a Nevada corporation, and its successors.

(p) “Eligible Persons” shall mean:

(1) An officer (whether or not a director) or key executive, administrative, managerial, production, marketing or sales employee of the Company; or

(2) A member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

(q) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s) “Fair Market Value” shall mean, unless otherwise determined or provided by the Committee in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances. The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Committee may provide that the Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

(t) “Incentive Stock Option” shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

(u) “Nonqualified Stock Option” shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

(v) “Non-Employee Director” shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

(w) “Option” shall mean an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

(x) “Participant” shall mean an Eligible Person who has been granted an Award under this Plan.

(y) “Performance-Based Award” shall mean an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

(z) “Performance Goals” shall mean earnings per share, or Cash Flow, or total stockholder return, or revenue growth, or operating income (before or after giving effect to payments of bonuses and other long-term incentives, impairment charges related to goodwill and other intangible assets, and/or charges related to natural disasters and related insurance recoveries), or net earnings (before or after interest, taxes, depreciation and/or amortization), or return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof.

(aa) “Performance Share Award” shall mean an Award of a right to receive shares of Common Stock made in accordance with Section 5.1, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

(bb) “Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(cc) “Plan” shall mean this 2002 Stock Incentive Plan.

(dd) “QDRO” shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

(ee) “Restricted Stock Award” shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

(ff) “Restricted Stock” shall mean shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

(gg) “Retirement” shall mean retirement with the consent of the Company, or in the case of a Non-Employee Director, a retirement or resignation as a director after at least eight years service as a director.

(hh) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act.

(ii) “Section 16 Person” shall mean a person subject to Section 16(a) of the Exchange Act.

(jj) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(kk) “Stock Appreciation Right” shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

(ll) “Stock Bonus” shall mean an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

(mm) “Stock Unit” shall mean a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as defined by the Committee.

(nn) “Subsidiary” shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

(oo) “Total Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and (except in the case of a Non-Employee Director) such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

W H I T E P R O X Y C A R D
VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: International Game Technology, 105 Madison Avenue, New York, New York 10016.

CONTROL #

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote	☐	☐	☐
FOR the following:

1.	Election of Directors:
Nominees

(1)	Paget L. Alves	(2)	Janice Chaffin	(3)	Greg Creed	(4)	Patti S. Hart
(5)	Robert J. Miller	(6)	David E. Roberson	(7)	Vincent L. Sadusky	(8)	Philip G. Satre

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		FOR	AGAINST	ABSTAIN
2.	Approval of the amendments to the International Game Technology 2002 Stock Incentive Plan	☐	☐	☐

3.	An advisory vote to approve International Game Technology’s executive compensation	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as IGT’s independent registered public accounting firm for the fiscal year ending September 30, 2013.	☐	☐	☐

NOTE: WHETHER OR NOT ANY SPECIFICATION IS MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Annual Report and Proxy Statement is/are available at http://www.viewourmaterial.com/IGT

INTERNATIONAL GAME TECHNOLOGY
ANNUAL MEETING OF STOCKHOLDERS
MARCH 5, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated January 23, 2013, and accompanying Proxy Statement, and hereby appoints Patti S. Hart and Paul C. Gracey, Jr., and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of International Game Technology to be held on March 5, 2013 at 7:30 a.m. P.S.T., in The Ballroom Meeting Room at Canyon Gate Country Club, 2001 Canyon Gate Drive, Las Vegas, Nevada 89117, and any and all adjournments or postponements thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE IT WILL BE VOTED “FOR” ALL OF THE SPECIFIED DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4.

Continued and to be signed on the reverse side